Exhibit 99.2

W. P. Carey Inc.
Supplemental Information
Fourth Quarter 2021

Terms and Definitions

As used in this supplemental package, the terms “W. P. Carey,” “WPC,” “we,” “us” and “our” include W. P. Carey Inc., its consolidated subsidiaries and its predecessors, unless otherwise indicated. Other terms and definitions are as follows:

REIT	Real estate investment trust
CPA:18 – Global	Corporate Property Associates 18 – Global Incorporated
CWI 1	Carey Watermark Investors Incorporated
CWI 2	Carey Watermark Investors 2 Incorporated
CESH	Carey European Student Housing Fund I, L.P.
CWI 1 and CWI 2 Merger	Merger between CWI 1 and CWI 2, which closed on April 13, 2020
WLT	Watermark Lodging Trust, Inc., the renamed combined company resulting from the CWI 1 and CWI 2 Merger
Managed Programs	CPA:18 – Global and CESH (CWI 1 and CWI 2 were included in the Managed Programs prior to the CWI 1 and CWI 2 Merger)
U.S.	United States
AUM	Assets under management
ABR	Contractual minimum annualized base rent
NAV	Net asset value per share
SEC	Securities and Exchange Commission
ASC	Accounting Standards Codification
EUR	Euro
GBP	British pound sterling
JPY	Japanese yen
EURIBOR	Euro Interbank Offered Rate
SONIA	Sterling Overnight Index Average
TIBOR	Tokyo Interbank Offered Rate

Important Note Regarding Non-GAAP Financial Measures

This supplemental package includes certain “non-GAAP” supplemental measures that are not defined by generally accepted accounting principles (“GAAP”), including funds from operations (“FFO”); adjusted funds from operations (“AFFO”); earnings before interest, taxes, depreciation and amortization (“EBITDA”); adjusted EBITDA; pro rata cash net operating income (“pro rata cash NOI”); normalized pro rata cash NOI; same store pro rata rental income; cash interest expense; and cash interest expense coverage ratio. FFO is a non-GAAP measure defined by the National Association of Real Estate Investments Trusts, Inc. (“NAREIT”), an industry trade group. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP measures are provided within this supplemental package. In addition, refer to the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of these non-GAAP financial measures and other metrics.

Amounts may not sum to totals due to rounding.

W. P. Carey Inc.
Supplemental Information – Fourth Quarter 2021

W. P. Carey Inc.
Overview – Fourth Quarter 2021

Summary Metrics
As of or for the three months ended December 31, 2021.

Financial Results
	Segment
	Owned Real Estate	Investment Management	Total
Revenues, including reimbursable costs – consolidated ($000s)	$370,324	$4,556	$374,880
Net income attributable to W. P. Carey ($000s)	94,634	4,928	99,562
Net income attributable to W. P. Carey per diluted share	0.50	0.03	0.53
Normalized pro rata cash NOI from real estate ($000s) (a) (b)	305,734	N/A	305,734
Adjusted EBITDA ($000s) (a) (b)	293,068	8,107	301,175
AFFO attributable to W. P. Carey ($000s) (a) (b)	238,989	6,616	245,605
AFFO attributable to W. P. Carey per diluted share (a) (b)	1.27	0.03	1.30

Dividends declared per share – current quarter			1.055
Dividends declared per share – current quarter annualized			4.220
Dividend yield – annualized, based on quarter end share price of $82.05			5.1%
Dividend payout ratio – for the year ended December 31, 2021 (c)			83.6%

Balance Sheet and Capitalization
Equity market capitalization – based on quarter end share price of $82.05 ($000s)			$15,590,628
Pro rata net debt ($000s) (d)			6,873,715
Enterprise value ($000s)			22,464,343

Total consolidated debt ($000s)			6,791,616
Gross assets ($000s) (e)			16,945,400
Liquidity ($000s) (f)			1,847,414

Pro rata net debt to enterprise value (b)			30.6%
Pro rata net debt to adjusted EBITDA (annualized) (a) (b)			5.7x
Total consolidated debt to gross assets			40.1%
Total consolidated secured debt to gross assets			2.2%
Cash interest expense coverage ratio (a)			6.0x

Weighted-average interest rate (b)			2.5%
Weighted-average debt maturity (years) (b)			5.5

Moody's Investors Service – issuer rating			Baa2 (positive)
Standard & Poor's Ratings Services – issuer rating			BBB (stable)

Real Estate Portfolio (Pro Rata)
ABR – total portfolio ($000s) (g)			$1,247,764
ABR – unencumbered portfolio (% / $000s) (g) (h)		92.0% /	$1,147,881
Number of net-leased properties			1,304
Number of operating properties (i)			20
Number of tenants – net-leased properties			352

ABR from investment grade tenants as a % of total ABR – net-leased properties (j)			29.3%

Net-leased properties – square footage (millions)			155.7

Occupancy – net-leased properties			98.5%
Weighted-average lease term (years)			10.8

Maximum commitment for capital investments and commitments expected to be completed during 2022 ($000s)			$153,759
Investment volume – current quarter ($000s)			531,791
Dispositions – current quarter ($000s)			41,236
________
(a)Normalized pro rata cash NOI, adjusted EBITDA, AFFO and cash interest expense coverage ratio are non-GAAP measures. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of our non-GAAP measures and for details on how certain non-GAAP measures are calculated.
(b)Presented on a pro rata basis. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.
(c)Represents dividends declared per share divided by AFFO per diluted share on a year-to-date basis.

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W. P. Carey Inc.
Overview – Fourth Quarter 2021

(d)Represents total pro rata debt outstanding less consolidated cash and cash equivalents. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.
(e)Gross assets represent consolidated total assets before accumulated depreciation on buildings and improvements. Gross assets are net of accumulated amortization on in-place lease intangible assets of $934.7 million and above-market rent intangible assets of $489.9 million.
(f)Represents (i) availability under our Senior Unsecured Credit Facility (net of amounts reserved for standby letters of credit), (ii) consolidated cash and cash equivalents, and (iii) available proceeds under our forward sale agreements (based on 3,925,000 remaining shares and a net offering price of $74.84 per share as of December 31, 2021, which will be updated at each quarter end).
(g)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of ABR.
(h)Represents ABR from properties unencumbered by non-recourse mortgage debt.
(i)Comprised of 19 self-storage properties and one hotel.
(j)Percentage of portfolio is based on ABR, as of December 31, 2021. Includes tenants or guarantors with investment grade ratings (21.7%) and subsidiaries of non-guarantor parent companies with investment grade ratings (7.6%). Investment grade refers to an entity with a rating of BBB- or higher from Standard & Poor’s Ratings Services or Baa3 or higher from Moody’s Investors Service. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of ABR.

Investing for the long runTM | 2

W. P. Carey Inc.
Overview – Fourth Quarter 2021

Components of Net Asset Value
Dollars in thousands, except per share amounts.

Real Estate	Three Months Ended Dec. 31, 2021	Annualized
Normalized pro rata cash NOI (a) (b)	$305,734	$1,222,936

Investment Management
Adjusted EBITDA (a) (b)	8,107	32,428
Selected Components of Adjusted EBITDA:
Asset management revenue	3,571	14,284
Operating partnership interest in real estate cash flow of CPA:18 – Global (c)	2,396	9,584
Back-end fees and interests associated with the Managed Programs	See the Summary of Future Liquidity Considerations for the Managed Programs section for details.

Balance Sheet – Selected Information (Consolidated Unless Otherwise Stated)		As of Dec. 31, 2021
Assets
Book value of real estate excluded from normalized pro rata cash NOI (d)		$240,501
Cash and cash equivalents		165,427
Las Vegas retail complex construction loan (e)		104,114
Other secured loans receivable, net		24,143
Due from affiliates		1,826
Other assets, net:
Investment in shares of Lineage Logistics (a cold storage REIT)		$366,339
Straight-line rent adjustments		234,158
Office lease right-of-use assets, net		59,902
Taxes receivable		59,749
Deferred charges		55,022
Restricted cash, including escrow		52,523
Non-rent tenant and other receivables		41,542
Securities and derivatives		24,085
Deferred income taxes		16,277
Leasehold improvements, furniture and fixtures		15,964
Prepaid expenses		9,424
Investment in shares of Guggenheim Credit Income Fund		4,322
Rent receivables (f)		3,717
Other intangible assets, net		1,265
Other		8,553
Total other assets, net (excluding investment in preferred shares of WLT, as disclosed in the “Other” section below)		$952,842

Liabilities
Total pro rata debt outstanding (b) (g)		$7,039,142
Dividends payable		203,859
Deferred income taxes		145,572
Accounts payable, accrued expenses and other liabilities:
Operating lease liabilities		$146,437
Accounts payable and accrued expenses		145,558
Prepaid and deferred rents		128,466
Tenant security deposits		56,934
Accrued taxes payable		43,960
Securities and derivatives		2,218
Other		49,273
Total accounts payable, accrued expenses and other liabilities		$572,846

Investing for the long runTM | 3

W. P. Carey Inc.
Overview – Fourth Quarter 2021

Other	Ownership %	Estimated Value / Carrying Value
Ownership in Managed Programs: (h)
CPA:18 – Global (i)	5.6%	$75,523
CESH (j)	2.4%	2,228
		77,751
Ownership in WLT: (k)
Investment in preferred shares of WLT (l)	N/A	65,000
Investment in common shares of WLT	5.3%	33,392
		98,392
		$176,143
________
(a)Normalized pro rata cash NOI and adjusted EBITDA are non-GAAP measures. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of our non-GAAP measures and for details on how they are calculated.
(b)Presented on a pro rata basis. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.
(c)We are entitled to receive distributions of up to 10% of the Available Cash of CPA:18 – Global, as defined in its operating partnership agreement.
(d)Represents the value of real estate not included in normalized pro rata cash NOI, such as vacant assets, in-progress build-to-suit properties, real estate under construction for certain expansion projects at existing properties and a common equity interest in the Harmon Retail Corner in Las Vegas.
(e)Represents a construction loan for a retail complex in Las Vegas, Nevada, which was entered into in June 2021 and is included in Equity method investments (as an equity method investment in real estate) on our consolidated balance sheets. See the Investment Activity – Investment Volume section for additional information about this investment.
(f)Comprised of rent receivables that were subsequently collected as of the date of this report.
(g)Excludes unamortized discount, net totaling $31.0 million and unamortized deferred financing costs totaling $28.9 million as of December 31, 2021.
(h)Separate from operating partnership interest in our affiliate, CPA:18 – Global, and our interests in unconsolidated real estate joint ventures with CPA:18 – Global.
(i)The estimated value of CPA:18 – Global is based on the estimated NAV of its Class A common stock of $9.07 as of September 30, 2021, which was calculated by relying in part on an estimate of the fair market value of the real estate portfolio adjusted to give effect to mortgage loans, both provided by third parties, as well as other adjustments. Refer to the SEC filings of CPA:18 – Global for the calculation methodology of its NAVs.
(j)We own limited partnership units of CESH. The value above reflects its private placement price, net of cash distributions. We do not intend to calculate a NAV for CESH.
(k)The carrying value of our investment in 12,208,243 common shares of WLT is included in Equity method investments (as an equity method investment in real estate) on our consolidated balance sheets. The carrying value of our investment in 1,300,000 preferred shares of WLT is included in Other assets, net on our consolidated balance sheets as available-for-sale debt securities.
(l)In January 2022, WLT redeemed our shares of its preferred stock at the liquidation preference of $50.00 per share. We received gross proceeds of $65.0 million.

Investing for the long runTM | 4

W. P. Carey Inc.
Financial Results
Fourth Quarter 2021

Investing for the long runTM | 5

W. P. Carey Inc.
Financial Results – Fourth Quarter 2021

Consolidated Statements of Income – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Dec. 31, 2021	Sep. 30, 2021	Jun. 30, 2021	Mar. 31, 2021	Dec. 31, 2020
Revenues
Real Estate:
Lease revenues	$305,093	$298,616	$289,064	$284,665	$280,878
Income from direct financing leases and loans receivable	15,637	16,754	17,422	17,742	17,357
Lease termination income and other (a)	45,590	1,421	5,059	1,585	2,103
Operating property revenues	4,004	4,050	3,245	2,179	2,031
	370,324	320,841	314,790	306,171	302,369
Investment Management:
Asset management and other revenue	3,571	3,872	3,966	3,954	3,864
Reimbursable costs from affiliates	985	1,041	968	1,041	1,138
	4,556	4,913	4,934	4,995	5,002
	374,880	325,754	319,724	311,166	307,371
Operating Expenses
Depreciation and amortization	135,662	115,657	114,348	110,322	110,913
General and administrative	19,591	19,750	20,464	22,083	18,334
Reimbursable tenant costs	16,475	15,092	15,092	15,758	13,710
Property expenses, excluding reimbursable tenant costs	11,466	13,734	11,815	10,883	10,418
Impairment charges	7,945	16,301	—	—	16,410
Stock-based compensation expense	6,091	4,361	9,048	5,381	5,795
Operating property expenses	2,887	3,001	2,049	1,911	1,696
Reimbursable costs from affiliates	985	1,041	968	1,041	1,138
Merger and other expenses	(563)	(908)	(2,599)	(476)	(418)
	200,539	188,029	171,185	166,903	177,996
Other Income and Expenses
Interest expense	(47,208)	(48,731)	(49,252)	(51,640)	(52,828)
Other gains and (losses) (b)	(28,461)	49,219	7,545	(41,188)	(1,927)
Gain on sale of real estate, net	9,511	1,702	19,840	9,372	76,686
(Losses) earnings from equity method investments (c)	(6,675)	5,735	(156)	(9,733)	(8,470)
Non-operating income (loss) (d)	3,156	1,283	3,065	6,356	(858)
	(69,677)	9,208	(18,958)	(86,833)	12,603
Income before income taxes	104,664	146,933	129,581	57,430	141,978
Provision for income taxes	(5,052)	(8,347)	(9,298)	(5,789)	(7,363)
Net Income	99,612	138,586	120,283	51,641	134,615
Net income attributable to noncontrolling interests	(50)	(39)	(38)	(7)	(43)
Net Income Attributable to W. P. Carey	$99,562	$138,547	$120,245	$51,634	$134,572

Basic Earnings Per Share	$0.53	$0.75	$0.67	$0.29	$0.76
Diluted Earnings Per Share	$0.53	$0.74	$0.67	$0.29	$0.76
Weighted-Average Shares Outstanding
Basic	187,630,036	185,422,639	180,099,370	176,640,861	176,366,824
Diluted	188,317,117	186,012,478	180,668,732	176,965,510	176,683,474

Dividends Declared Per Share	$1.055	$1.052	$1.050	$1.048	$1.046
________
(a)Amount for the three months ended December 31, 2021 includes $37.8 million of lease termination fees that was determined to be non-core income and thus excluded from AFFO.
(b)Amount for the three months ended December 31, 2021 is primarily comprised of loss on extinguishment of debt of $(15.2) million, a non-cash allowance for credit losses of $(7.0) million and net loss on foreign currency transactions of $(4.4) million. Amount for the three months ended September 30, 2021 includes a mark-to-market unrealized gain for our investment in shares of Lineage Logistics of $52.9 million. Amount for the three months ended March 31, 2021 includes a loss on extinguishment of debt of $(59.9) million (of which $(31.7) million mainly comprised fees for the prepayment of certain non-recourse mortgage loans and $(28.2) million mainly comprised a “make-whole” amount paid in connection with the redemption of €500 million of 2.0% Senior Unsecured Notes due 2023 in March 2021).
(c)Amounts for the three months ended December 31, 2021, March 31, 2021 and December 31, 2020 include non-cash impairment charges of $13.2 million, $6.8 million and $8.3 million, respectively, recognized on certain equity method investments in real estate.
(d)Amount for the three months ended December 31, 2021 is comprised of realized gains on foreign currency exchange derivatives of $2.4 million and a cash dividend of $0.8 million from our investment in preferred shares of Watermark Lodging Trust

Investing for the long runTM | 6

W. P. Carey Inc.
Financial Results – Fourth Quarter 2021

Statements of Income, Real Estate – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Dec. 31, 2021	Sep. 30, 2021	Jun. 30, 2021	Mar. 31, 2021	Dec. 31, 2020
Revenues
Lease revenues	$305,093	$298,616	$289,064	$284,665	$280,878
Income from direct financing leases and loans receivable	15,637	16,754	17,422	17,742	17,357
Lease termination income and other (a)	45,590	1,421	5,059	1,585	2,103
Operating property revenues	4,004	4,050	3,245	2,179	2,031
	370,324	320,841	314,790	306,171	302,369
Operating Expenses
Depreciation and amortization	135,662	115,657	114,348	110,322	110,913
General and administrative	19,591	19,750	20,464	22,083	18,334
Reimbursable tenant costs	16,475	15,092	15,092	15,758	13,710
Property expenses, excluding reimbursable tenant costs	11,466	13,734	11,815	10,883	10,418
Impairment charges	7,945	16,301	—	—	16,410
Stock-based compensation expense	6,091	4,361	9,048	5,381	5,795
Operating property expenses	2,887	3,001	2,049	1,911	1,696
Merger and other expenses	(599)	(908)	(2,599)	(491)	(724)
	199,518	186,988	170,217	165,847	176,552
Other Income and Expenses
Interest expense	(47,208)	(48,731)	(49,252)	(51,640)	(52,828)
Other gains and (losses) (b)	(27,131)	48,172	7,472	(42,189)	(1,475)
Gain on sale of real estate, net	9,511	1,702	19,840	9,372	76,686
(Losses) earnings from equity method investments in real estate (c)	(9,121)	2,445	(1,854)	(11,119)	(11,424)
Non-operating income (loss)	3,158	1,283	3,065	6,272	(1,394)
	(70,791)	4,871	(20,729)	(89,304)	9,565
Income before income taxes	100,015	138,724	123,844	51,020	135,382
Provision for income taxes	(5,331)	(7,827)	(9,119)	(6,426)	(5,549)
Net Income from Real Estate	94,684	130,897	114,725	44,594	129,833
Net income attributable to noncontrolling interests	(50)	(39)	(38)	(7)	(43)
Net Income from Real Estate Attributable to W. P. Carey	$94,634	$130,858	$114,687	$44,587	$129,790

Basic Earnings Per Share	$0.50	$0.71	$0.64	$0.25	$0.73
Diluted Earnings Per Share	$0.50	$0.70	$0.64	$0.25	$0.73
Weighted-Average Shares Outstanding
Basic	187,630,036	185,422,639	180,099,370	176,640,861	176,366,824
Diluted	188,317,117	186,012,478	180,668,732	176,965,510	176,683,474
________.
(a)Amount for the three months ended December 31, 2021 includes $37.8 million of lease termination fees that was determined to be non-core income and thus excluded from AFFO.
(b)Amount for the three months ended December 31, 2021 is primarily comprised of loss on extinguishment of debt of $(15.2) million, a non-cash allowance for credit losses of $(7.0) million and net loss on foreign currency transactions of $(4.4) million. Amount for the three months ended September 30, 2021 includes a mark-to-market unrealized gain for our investment in shares of Lineage Logistics of $52.9 million. Amount for the three months ended March 31, 2021 includes a loss on extinguishment of debt of $(59.9) million (of which $(31.7) million mainly comprised fees for the prepayment of certain non-recourse mortgage loans and $(28.2) million mainly comprised a “make-whole” amount paid in connection with the redemption of €500 million of 2.0% Senior Unsecured Notes due 2023 in March 2021).
(c)Amounts for the three months ended December 31, 2021, March 31, 2021 and December 31, 2020 include non-cash impairment charges of $13.2 million, $6.8 million and $8.3 million, respectively, recognized on certain equity method investments in real estate.

Investing for the long runTM | 7

W. P. Carey Inc.
Financial Results – Fourth Quarter 2021

Statements of Income, Investment Management – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Dec. 31, 2021	Sep. 30, 2021	Jun. 30, 2021	Mar. 31, 2021	Dec. 31, 2020
Revenues
Asset management and other revenue	$3,571	$3,872	$3,966	$3,954	$3,864
Reimbursable costs from affiliates	985	1,041	968	1,041	1,138
	4,556	4,913	4,934	4,995	5,002
Operating Expenses
Reimbursable costs from affiliates	985	1,041	968	1,041	1,138
Merger and other expenses	36	—	—	15	306
	1,021	1,041	968	1,056	1,444
Other Income and Expenses
Earnings from equity method investments in the Managed Programs	2,446	3,290	1,698	1,386	2,954
Other gains and (losses)	(1,330)	1,047	73	1,001	(452)
Non-operating (loss) income	(2)	—	—	84	536
	1,114	4,337	1,771	2,471	3,038
Income before income taxes	4,649	8,209	5,737	6,410	6,596
Benefit from (provision for) income taxes	279	(520)	(179)	637	(1,814)
Net Income from Investment Management Attributable to W. P. Carey	$4,928	$7,689	$5,558	$7,047	$4,782

Basic Earnings Per Share	$0.03	$0.04	$0.03	$0.04	$0.03
Diluted Earnings Per Share	$0.03	$0.04	$0.03	$0.04	$0.03
Weighted-Average Shares Outstanding
Basic	187,630,036	185,422,639	180,099,370	176,640,861	176,366,824
Diluted	188,317,117	186,012,478	180,668,732	176,965,510	176,683,474

Investing for the long runTM | 8

W. P. Carey Inc.
Financial Results – Fourth Quarter 2021

FFO and AFFO, Consolidated – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Dec. 31, 2021	Sep. 30, 2021	Jun. 30, 2021	Mar. 31, 2021	Dec. 31, 2020
Net income attributable to W. P. Carey	$99,562	$138,547	$120,245	$51,634	$134,572
Adjustments:
Depreciation and amortization of real property	134,149	114,204	112,997	109,204	109,538
Gain on sale of real estate, net	(9,511)	(1,702)	(19,840)	(9,372)	(76,686)
Impairment charges	7,945	16,301	—	—	16,410
Proportionate share of adjustments to earnings from equity method investments (a) (b)	15,183	3,290	3,434	10,306	11,819
Proportionate share of adjustments for noncontrolling interests (c)	(4)	(4)	(4)	(4)	(4)
Total adjustments	147,762	132,089	96,587	110,134	61,077
FFO (as defined by NAREIT) Attributable to W. P. Carey (d)	247,324	270,636	216,832	161,768	195,649
Adjustments:
Straight-line and other leasing and financing adjustments (e)	(53,380)	(10,823)	(10,313)	(8,751)	(9,571)
Other (gains) and losses (f)	28,461	(49,219)	(7,545)	41,188	1,927
Above- and below-market rent intangible lease amortization, net	15,082	12,004	14,384	12,115	11,504
Stock-based compensation	6,091	4,361	9,048	5,381	5,795
Amortization of deferred financing costs	3,239	3,424	3,447	3,413	3,209
Tax (benefit) expense – deferred and other	(2,507)	(290)	217	(3,387)	32
Merger and other expenses (g)	(563)	(908)	(2,599)	(476)	(418)
Other amortization and non-cash items	560	557	563	29	460
Proportionate share of adjustments to earnings from equity method investments (b)	1,303	988	4,650	5,211	4,246
Proportionate share of adjustments for noncontrolling interests	(5)	(6)	(8)	(5)	(152)
Total adjustments	(1,719)	(39,912)	11,844	54,718	17,032
AFFO Attributable to W. P. Carey (d)	$245,605	$230,724	$228,676	$216,486	$212,681

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey (d)	$247,324	$270,636	$216,832	$161,768	$195,649
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share (d)	$1.31	$1.45	$1.20	$0.91	$1.11
AFFO attributable to W. P. Carey (d)	$245,605	$230,724	$228,676	$216,486	$212,681
AFFO attributable to W. P. Carey per diluted share (d)	$1.30	$1.24	$1.27	$1.22	$1.20
Diluted weighted-average shares outstanding	188,317,117	186,012,478	180,668,732	176,965,510	176,683,474
________
(a)Amounts for the three months ended December 31, 2021, March 31, 2021 and December 31, 2020 include non-cash impairment charges of $13.2 million, $6.8 million and $8.3 million, respectively, recognized on certain equity method investments in real estate.
(b)Equity income, including amounts that are not typically recognized for FFO and AFFO, is recognized within Earnings from equity method investments on the consolidated statements of income. This represents adjustments to equity income to reflect FFO and AFFO on a pro rata basis.
(c)Adjustments disclosed elsewhere in this reconciliation are on a consolidated basis. This adjustment reflects our FFO or AFFO on a pro rata basis.
(d)FFO and AFFO are non-GAAP measures. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of our non-GAAP measures.
(e)Amount for the three months ended December 31, 2021 includes an adjustment to exclude $37.8 million of lease termination fees received from a tenant. as such amount was determined to be non-core income.
(f)Amount for the three months ended December 31, 2021 is primarily comprised of loss on extinguishment of debt of $(15.2) million, a non-cash allowance for credit losses of $(7.0) million and net loss on foreign currency transactions of $(4.4) million.
(g)Amounts for the three months ended September 30, 2021 and June 30, 2021 are primarily comprised of reversals of estimated liabilities for German real estate transfer taxes that were previously recorded in connection with business combinations in prior years.

Investing for the long runTM | 9

W. P. Carey Inc.
Financial Results – Fourth Quarter 2021

FFO and AFFO, Real Estate – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Dec. 31, 2021	Sep. 30, 2021	Jun. 30, 2021	Mar. 31, 2021	Dec. 31, 2020
Net income from Real Estate attributable to W. P. Carey	$94,634	$130,858	$114,687	$44,587	$129,790
Adjustments:
Depreciation and amortization of real property	134,149	114,204	112,997	109,204	109,538
Gain on sale of real estate, net	(9,511)	(1,702)	(19,840)	(9,372)	(76,686)
Impairment charges	7,945	16,301	—	—	16,410
Proportionate share of adjustments to earnings from equity method investments (a) (b)	15,183	3,290	3,434	10,306	11,819
Proportionate share of adjustments for noncontrolling interests (c)	(4)	(4)	(4)	(4)	(4)
Total adjustments	147,762	132,089	96,587	110,134	61,077
FFO (as defined by NAREIT) Attributable to W. P. Carey – Real Estate (d)	242,396	262,947	211,274	154,721	190,867
Adjustments:
Straight-line and other leasing and financing adjustments (e)	(53,380)	(10,823)	(10,313)	(8,751)	(9,571)
Other (gains) and losses (f)	27,131	(48,172)	(7,472)	42,189	1,475
Above- and below-market rent intangible lease amortization, net	15,082	12,004	14,384	12,115	11,504
Stock-based compensation	6,091	4,361	9,048	5,381	5,795
Amortization of deferred financing costs	3,239	3,424	3,447	3,413	3,209
Tax (benefit) expense – deferred and other	(1,851)	(700)	208	(2,595)	(1,595)
Merger and other expenses (g)	(599)	(908)	(2,599)	(491)	(724)
Other amortization and non-cash items	560	557	563	29	460
Proportionate share of adjustments to earnings from equity method investments (b)	325	1,761	3,845	4,322	4,458
Proportionate share of adjustments for noncontrolling interests (c)	(5)	(6)	(8)	(5)	(152)
Total adjustments	(3,407)	(38,502)	11,103	55,607	14,859
AFFO Attributable to W. P. Carey – Real Estate (d)	$238,989	$224,445	$222,377	$210,328	$205,726

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey – Real Estate (d)	$242,396	$262,947	$211,274	$154,721	$190,867
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share – Real Estate (d)	$1.29	$1.41	$1.17	$0.88	$1.08
AFFO attributable to W. P. Carey – Real Estate (d)	$238,989	$224,445	$222,377	$210,328	$205,726
AFFO attributable to W. P. Carey per diluted share – Real Estate (d)	$1.27	$1.21	$1.23	$1.19	$1.16
Diluted weighted-average shares outstanding	188,317,117	186,012,478	180,668,732	176,965,510	176,683,474
________
(a)Amounts for the three months ended December 31, 2021, March 31, 2021 and December 31, 2020 include non-cash impairment charges of $13.2 million, $6.8 million and $8.3 million, respectively, recognized on certain equity method investments in real estate.
(b)Equity income, including amounts that are not typically recognized for FFO and AFFO, is recognized within Earnings from equity method investments on the consolidated statements of income. This represents adjustments to equity income to reflect FFO and AFFO on a pro rata basis.
(c)Adjustments disclosed elsewhere in this reconciliation are on a consolidated basis. This adjustment reflects our FFO or AFFO on a pro rata basis.
(d)FFO and AFFO are non-GAAP measures. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of our non-GAAP measures.
(e)Amount for the three months ended December 31, 2021 includes an adjustment to exclude $37.8 million of lease termination fees received from a tenant. as such amount was determined to be non-core income.
(f)Amount for the three months ended December 31, 2021 is primarily comprised of loss on extinguishment of debt of $(15.2) million, a non-cash allowance for credit losses of $(7.0) million and net loss on foreign currency transactions of $(4.4) million.
(g)Amounts for the three months ended September 30, 2021 and June 30, 2021 are primarily comprised of reversals of estimated liabilities for German real estate transfer taxes that were previously recorded in connection with business combinations in prior years.

Investing for the long runTM | 10

W. P. Carey Inc.
Financial Results – Fourth Quarter 2021

FFO and AFFO, Investment Management – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Dec. 31, 2021	Sep. 30, 2021	Jun. 30, 2021	Mar. 31, 2021	Dec. 31, 2020
Net income from Investment Management attributable to W. P. Carey	$4,928	$7,689	$5,558	$7,047	$4,782
FFO (as defined by NAREIT) Attributable to W. P. Carey – Investment Management (a)	4,928	7,689	5,558	7,047	4,782
Adjustments:
Other (gains) and losses	1,330	(1,047)	(73)	(1,001)	452
Tax expense (benefit) – deferred and other	(656)	410	9	(792)	1,627
Merger and other expenses	36	—	—	15	306
Proportionate share of adjustments to earnings from equity method investments (b)	978	(773)	805	889	(212)
Total adjustments	1,688	(1,410)	741	(889)	2,173
AFFO Attributable to W. P. Carey – Investment Management (a)	$6,616	$6,279	$6,299	$6,158	$6,955

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey – Investment Management (a)	$4,928	$7,689	$5,558	$7,047	$4,782
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share – Investment Management (a)	$0.02	$0.04	$0.03	$0.03	$0.03
AFFO attributable to W. P. Carey – Investment Management (a)	$6,616	$6,279	$6,299	$6,158	$6,955
AFFO attributable to W. P. Carey per diluted share – Investment Management (a)	$0.03	$0.03	$0.04	$0.03	$0.04
Diluted weighted-average shares outstanding	188,317,117	186,012,478	180,668,732	176,965,510	176,683,474
________
(a)FFO and AFFO are non-GAAP measures. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of our non-GAAP measures.
(b)Equity income, including amounts that are not typically recognized for FFO and AFFO, is recognized within Earnings from equity method investments on the consolidated statements of income. This represents adjustments to equity income to reflect FFO and AFFO on a pro rata basis.

Investing for the long runTM | 11

W. P. Carey Inc.
Financial Results – Fourth Quarter 2021

Elements of Pro Rata Statement of Income and AFFO Adjustments
In thousands. For the three months ended December 31, 2021.

We believe that the table below is useful for investors to help them better understand our business by illustrating the impact of each of our AFFO adjustments on our GAAP statement of income line items. This presentation is not an alternative to the GAAP statement of income, nor is AFFO an alternative to net income as determined by GAAP.

	Equity Method Investments (a)	Noncontrolling Interests (b)	AFFO Adjustments
Revenues
Real Estate:
Lease revenues	$5,916	$(27)	$(981)	(c)
Lease termination income and other	7	—	(37,775)	(d)
Income from direct financing leases and loans receivable	—	—	489
Operating property revenues:
Hotel revenues	—	—	—
Self-storage revenues	2,060	—	—

Investment Management:
Asset management and other revenue	—	—	—
Reimbursable costs from affiliates	—	—	—

Operating Expenses
Depreciation and amortization	3,195	(4)	(137,539)	(e)
General and administrative	9	—	—
Reimbursable tenant costs	638	(4)	—
Property expenses, excluding reimbursable tenant costs	499	—	(403)	(f)
Impairment charges	13,220	—	(21,165)	(f)
Stock-based compensation expense	—	—	(6,091)	(f)
Operating property expenses:	—
Hotel expenses	—	—	—
Self-storage expenses	723	—	(27)
Reimbursable costs from affiliates	—	—	—
Merger and other expenses	—	—	563

Other Income and Expenses
Interest expense	(1,023)	—	3,224	(g)
Other gains and (losses)	(2)	6	28,457	(h)
Gain on sale of real estate, net	410	—	(9,921)
Non-operating income	(7)	—	—
Losses from equity method investments:
Losses related to joint ventures	11,833	—	(1,832)	(i)
Income related to our general partnership interest in CPA:18 – Global	—	—	—
Loss related to our ownership in WLT	—	—	926
Income related to our ownership in the Managed Programs	—	—	977

Provision for income taxes	(910)	—	(2,183)	(j)
Net income attributable to noncontrolling interests	—	13	—
________
(a)Represents the break-out by line item of amounts recorded in Earnings from equity method investments.
(b)Represents the break-out by line item of amounts recorded in Net income attributable to noncontrolling interests.
(c)Represents the reversal of amortization of above- or below-market lease intangibles of $15.1 million and the elimination of non-cash amounts related to straight-line rent and other of $16.1 million.
(d)Adjustment to exclude $37.8 million of lease termination fees received from a tenant, as such amount was determined to be non-core income.
(e)Adjustment is a non-cash adjustment excluding corporate depreciation and amortization.
(f)Adjustment to exclude a non-cash item.
(g)Represents the elimination of non-cash components of interest expense, such as deferred financing costs, debt premiums and discounts.
(h)Represents eliminations of gains (losses) related to the extinguishment of debt, unrealized foreign currency gains (losses), gains (losses) on marketable securities, non-cash allowance for credit losses on loans receivable and direct financing leases, and other items.
(i)Adjustments to include our pro rata share of AFFO adjustments from equity method investments.
(j)Primarily represents the elimination of deferred taxes.

Investing for the long runTM | 12

W. P. Carey Inc.
Financial Results – Fourth Quarter 2021

Capital Expenditures
In thousands. For the three months ended December 31, 2021.

Tenant Improvements and Leasing Costs
Tenant improvements	$2,574
Leasing costs	2,166
Tenant Improvements and Leasing Costs	4,740

Maintenance Capital Expenditures
Net-lease properties	2,990
Operating properties	—
Maintenance Capital Expenditures	2,990

Total: Tenant Improvements and Leasing Costs, and Maintenance Capital Expenditures	$7,730

Non-Maintenance Capital Expenditures
Net-lease properties	$41
Operating properties	—
Non-Maintenance Capital Expenditures	$41

Pre-Development Capital Expenditures
Net-lease properties	$828
Operating properties	—
Pre-Development Capital Expenditures	$828

Investing for the long runTM | 13

W. P. Carey Inc.
Balance Sheets and Capitalization
Fourth Quarter 2021

Investing for the long runTM | 14

W. P. Carey Inc.
Balance Sheets and Capitalization – Fourth Quarter 2021

Consolidated Balance Sheets
In thousands, except share and per share amounts.

	December 31,
	2021	2020
Assets
Investments in real estate:
Land, buildings and improvements (a)	$11,875,407	$10,939,619
Net investments in direct financing leases and loans receivable	813,577	736,117
In-place lease intangible assets and other	2,386,000	2,301,174
Above-market rent intangible assets	843,410	881,159
Investments in real estate	15,918,394	14,858,069
Accumulated depreciation and amortization (b)	(2,889,294)	(2,490,087)
Assets held for sale, net (c)	8,269	18,590
Net investments in real estate	13,037,369	12,386,572
Equity method investments (d)	356,637	283,446
Cash and cash equivalents	165,427	248,662
Due from affiliates	1,826	26,257
Other assets, net	1,017,842	851,881
Goodwill	901,529	910,818
Total assets	$15,480,630	$14,707,636

Liabilities and Equity
Debt:
Senior unsecured notes, net	$5,701,913	$5,146,192
Unsecured revolving credit facility	410,596	82,281
Unsecured term loans, net	310,583	321,971
Non-recourse mortgages, net	368,524	1,145,554
Debt, net	6,791,616	6,695,998
Accounts payable, accrued expenses and other liabilities	572,846	603,663
Below-market rent and other intangible liabilities, net	183,286	197,248
Deferred income taxes	145,572	145,844
Dividends payable	203,859	186,514
Total liabilities	7,897,179	7,829,267

Preferred stock, $0.001 par value, 50,000,000 shares authorized; none issued	—	—
Common stock, $0.001 par value, 450,000,000 shares authorized; 190,013,751 and 175,401,757 shares, respectively, issued and outstanding	190	175
Additional paid-in capital	9,977,686	8,925,365
Distributions in excess of accumulated earnings	(2,224,231)	(1,850,935)
Deferred compensation obligation	49,810	42,014
Accumulated other comprehensive loss	(221,670)	(239,906)
Total stockholders' equity	7,581,785	6,876,713
Noncontrolling interests	1,666	1,656
Total equity	7,583,451	6,878,369
Total liabilities and equity	$15,480,630	$14,707,636
________
(a)Includes $83.7 million and $83.5 million of amounts attributable to operating properties as of December 31, 2021 and 2020, respectively.
(b)Includes $1.5 billion and $1.2 billion of accumulated depreciation on buildings and improvements as of December 31, 2021 and 2020, respectively, and $1.4 billion and $1.3 billion of accumulated amortization on lease intangibles as of December 31, 2021 and 2020, respectively.
(c)At December 31, 2021, we had two properties classified as Assets held for sale, net, which were sold in January and February 2022. At December 31, 2020, we had four properties classified as Assets held for sale, net, all of which were sold in 2021.
(d)Our equity method investments in real estate totaled $291.9 million and $226.9 million as of December 31, 2021 and 2020, respectively. Our equity method investments in the Managed Programs totaled $64.7 million and $56.6 million as of December 31, 2021 and 2020, respectively.

Investing for the long runTM | 15

W. P. Carey Inc.
Balance Sheets and Capitalization – Fourth Quarter 2021

Capitalization
In thousands, except share and per share amounts. As of December 31, 2021.

Description	Shares	Share Price	Market Value
Equity
Common equity	190,013,751	$82.05	$15,590,628
Preferred equity			—
Total Equity Market Capitalization			15,590,628

			Outstanding Balance (a)
Pro Rata Debt
Non-recourse mortgages			557,252
Unsecured revolving credit facility (due February 20, 2025)			410,596
Unsecured term loans (due February 20, 2025)			311,479
Senior unsecured notes:
Due April 1, 2024 (USD)			500,000
Due July 19, 2024 (EUR)			566,300
Due February 1, 2025 (USD)			450,000
Due April 9, 2026 (EUR)			566,300
Due October 1, 2026 (USD)			350,000
Due April 15, 2027 (EUR)			566,300
Due April 15, 2028 (EUR)			566,300
Due July 15, 2029 (USD)			325,000
Due June 1, 2030 (EUR)			594,615
Due February 1, 2031 (USD)			500,000
Due February 1, 2032 (USD)			350,000
Due April 1, 2033 (USD)			425,000
Total Pro Rata Debt			7,039,142

Total Capitalization			$22,629,770
________
(a)Excludes unamortized discount, net totaling $31.0 million and unamortized deferred financing costs totaling $28.9 million as of December 31, 2021.

Investing for the long runTM | 16

W. P. Carey Inc.
Balance Sheets and Capitalization – Fourth Quarter 2021

Debt Overview
Dollars in thousands. Pro rata. As of December 31, 2021.

	USD-Denominated		EUR-Denominated		Other Currencies (a)		Total
							Outstanding Balance
	Out-standing Balance (in USD)	Weigh-ted Avg. Interest Rate	Out-standing Balance (in USD)	Weigh-ted Avg. Interest Rate	Out-standing Balance (in USD)	Weigh-ted Avg. Interest Rate	Amount (in USD)	% of Total	Weigh-ted Avg. Interest Rate	Weigh-ted Avg. Maturity (Years)
Non-Recourse Debt (b) (c)
Fixed	$209,326	5.3%	$75,418	3.0%	$29,524	4.8%	$314,268	4.4%	4.7%	2.8
Variable:
Swapped	13,360	3.9%	133,906	2.2%	—	—%	147,266	2.1%	2.3%	2.0
Floating	—	—%	83,528	1.7%	—	—%	83,528	1.2%	1.7%	0.9
Capped	—	—%	12,190	1.6%	—	—%	12,190	0.2%	1.6%	1.6
Total Pro Rata Non-Recourse Debt	222,686	5.3%	305,042	2.2%	29,524	4.8%	557,252	7.9%	3.6%	2.3

Recourse Debt (b) (c)
Fixed – Senior unsecured notes:
Due April 1, 2024	500,000	4.6%	—	—%	—	—%	500,000	7.1%	4.6%	2.3
Due July 19, 2024	—	—%	566,300	2.3%	—	—%	566,300	8.0%	2.3%	2.6
Due February 1, 2025	450,000	4.0%	—	—%	—	—%	450,000	6.4%	4.0%	3.1
Due April 9, 2026	—	—%	566,300	2.3%	—	—%	566,300	8.0%	2.3%	4.3
Due October 1, 2026	350,000	4.3%	—	—%	—	—%	350,000	5.0%	4.3%	4.8
Due April 15, 2027	—	—%	566,300	2.1%	—	—%	566,300	8.0%	2.1%	5.3
Due April 15, 2028	—	—%	566,300	1.4%	—	—%	566,300	8.0%	1.4%	6.3
Due July 15, 2029	325,000	3.9%	—	—%	—	—%	325,000	4.6%	3.9%	7.5
Due June 1, 2030	—	—%	594,615	1.0%	—	—%	594,615	8.5%	1.0%	8.4
Due February 1, 2031	500,000	2.4%	—	—%	—	—%	500,000	7.1%	2.4%	9.1
Due February 1, 2032	350,000	2.5%	—	—%	—	—%	350,000	5.0%	2.5%	5.3
Due April 1, 2033	425,000	2.3%	—	—%	—	—%	425,000	6.1%	2.3%	11.3
Total Senior Unsecured Notes	2,900,000	3.4%	2,859,815	1.8%	—	—%	5,759,815	81.8%	2.6%	5.8
Variable:
Unsecured revolving credit facility (due February 20, 2025) (d)	—	—%	205,001	0.9%	205,595	0.9%	410,596	5.8%	0.9%	3.1
Unsecured term loans (due February 20, 2025) (e)	—	—%	109,296	1.0%	202,183	1.0%	311,479	4.5%	1.0%	3.1
Total Recourse Debt	2,900,000	3.4%	3,174,112	1.7%	407,778	1.0%	6,481,890	92.1%	2.4%	5.5

Total Pro Rata Debt Outstanding	$3,122,686	3.5%	$3,479,154	1.7%	$437,302	1.2%	$7,039,142	100.0%	2.5%	5.5
________
(a)Other currencies include debt denominated in British pound sterling, Norwegian krone and Japanese yen.
(b)Debt data is presented on a pro rata basis. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.
(c)Excludes unamortized discount, net totaling $31.0 million and unamortized deferred financing costs totaling $28.9 million as of December 31, 2021.
(d)Depending on the currency, we incurred interest on our Unsecured revolving credit facility at EURIBOR plus 0.85%, SONIA plus 0.8826% or TIBOR plus 0.85%. Each has a floor of 0.00% under the terms of our credit agreement. Availability under our Unsecured revolving credit facility (net of amounts reserved for standby letters of credit) was approximately $1.4 billion as of December 31, 2021.
(e)We incurred interest at SONIA plus 0.9826% or EURIBOR plus 0.95% on our Unsecured term loans.

Investing for the long runTM | 17

W. P. Carey Inc.
Balance Sheets and Capitalization – Fourth Quarter 2021

Debt Maturity
Dollars in thousands. Pro rata. As of December 31, 2021.

	Real Estate		Debt
	Number of Properties (a)		Weighted-Average Interest Rate		Total Outstanding Balance (b) (c)	% of Total Outstanding Balance
Year of Maturity		ABR (a)		Balloon
Non-Recourse Debt
2022	6	$17,731	3.8%	$71,544	$75,574	1.1%
2023	19	38,293	3.0%	221,079	230,492	3.3%
2024	30	20,164	2.8%	108,024	118,227	1.7%
2025	10	13,819	4.9%	54,311	69,727	1.0%
2026	4	8,872	6.0%	30,638	38,615	0.5%
2027	1	—	4.3%	21,450	21,450	0.3%
2031	1	1,004	6.0%	—	3,167	—%
Total Pro Rata Non-Recourse Debt	71	$99,883	3.6%	$507,046	557,252	7.9%

Recourse Debt
Fixed – Senior unsecured notes:
Due April 1, 2024 (USD)			4.6%		500,000	7.1%
Due July 19, 2024 (EUR)			2.3%		566,300	8.0%
Due February 1, 2025 (USD)			4.0%		450,000	6.4%
Due April 9, 2026 (EUR)			2.3%		566,300	8.0%
Due October 1, 2026 (USD)			4.3%		350,000	5.0%
Due April 15, 2027 (EUR)			2.1%		566,300	8.0%
Due April 15, 2028 (EUR)			1.4%		566,300	8.0%
Due July 15, 2029 (USD)			3.9%		325,000	4.6%
Due June 1, 2030 (EUR)			1.0%		594,615	8.5%
Due February 1, 2031 (USD)			2.4%		500,000	7.1%
Due February 1, 2032 (USD)			2.5%		350,000	5.0%
Due April 1, 2033 (USD)			2.3%		425,000	6.1%
Total Senior Unsecured Notes			2.6%		5,759,815	81.8%
Variable:
Unsecured revolving credit facility (due February 20, 2025) (d)			0.9%		410,596	5.8%
Unsecured term loans (due February 20, 2025) (e)			1.0%		311,479	4.5%
Total Recourse Debt			2.4%		6,481,890	92.1%

Total Pro Rata Debt Outstanding			2.5%		7,039,142	100.0%
________
(a)Represents the number of properties and ABR associated with the debt that is maturing in each respective year.
(b)Debt maturity data is presented on a pro rata basis. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata. Total outstanding balance includes balloon payments and scheduled amortization for our non-recourse debt.
(c)Excludes unamortized discount, net totaling $31.0 million and unamortized deferred financing costs totaling $28.9 million as of December 31, 2021.
(d)Depending on the currency, we incurred interest on our Unsecured revolving credit facility at EURIBOR plus 0.85%, SONIA plus 0.8826% or TIBOR plus 0.85%. Each has a floor of 0.00% under the terms of our credit agreement. Availability under our Unsecured revolving credit facility (net of amounts reserved for standby letters of credit) was approximately $1.4 billion as of December 31, 2021.
(e)We incurred interest at SONIA plus 0.9826% or EURIBOR plus 0.95% on our Unsecured term loans.

Investing for the long runTM | 18

W. P. Carey Inc.
Balance Sheets and Capitalization – Fourth Quarter 2021

Senior Unsecured Notes
As of December 31, 2021.

Ratings

	Issuer		Senior Unsecured Notes
Ratings Agency	Rating	Outlook	Rating
Moody's	Baa2	Positive	Baa2
Standard & Poor's	BBB	Stable	BBB

Senior Unsecured Note Covenants

The following is a summary of the key financial covenants for the Senior Unsecured Notes, along with our estimated calculations of our compliance with those covenants at the end of the period presented. These ratios are not measures of our liquidity or performance and serve only to demonstrate our ability to incur additional debt, as permitted by the covenants for the Senior Unsecured Notes.

Covenant	Metric	Required	As of Dec. 31, 2021
Limitation on the incurrence of debt	"Total Debt" / "Total Assets"	≤ 60%	39.0%
Limitation on the incurrence of secured debt	"Secured Debt" / "Total Assets"	≤ 40%	2.1%
Limitation on the incurrence of debt based on consolidated EBITDA to annual debt service charge	"Consolidated EBITDA" / "Annual Debt Service Charge"	≥ 1.5x	6.5x
Maintenance of unencumbered asset value	"Unencumbered Assets" / "Total Unsecured Debt"	≥ 150%	241.2%

Investing for the long runTM | 19

W. P. Carey Inc.
Real Estate
Fourth Quarter 2021

Investing for the long runTM | 20

W. P. Carey Inc.
Real Estate – Fourth Quarter 2021

Investment Activity – Capital Investments and Commitments (a)
Dollars in thousands. Pro rata.

		Primary Transaction Type	Property Type	Expected Completion / Closing Date	Gross Square Footage	Lease Term (Years) (b)	Funded During Three Months Ended Dec. 31, 2021	Total Funded Through Dec. 31, 2021	Maximum Commitment / Gross Investment Amount
Tenant	Location								Remaining	Total
Henkel AG & Co.	Bowling Green, KY	Renovation	Warehouse	Q1 2022	N/A	15	$775	$60,925	$9,075	$70,000
Orgill, Inc.	Hurricane, UT	Expansion	Warehouse	Q1 2022	427,518	20	12,674	12,674	7,326	20,000
Jumbo Food Groep B.V. (c)	Breda, The Netherlands	Expansion	Warehouse	Q1 2022	41,893	15	—	—	4,787	4,787
Upfield Group B.V. (c)	Wageningen, The Netherlands	Build-to-Suit	Laboratory	Q2 2022	65,734	20	2,305	22,784	5,684	28,468
Ontex BVBA (c)	Radomsko, Poland	Expansion	Industrial	Q3 2022	463,817	20	277	277	25,637	25,914
Hellweg Die Profi-Baumärkte GmbH & Co. KG (c)	Various, Germany	Renovation	Retail	Q3 2022	N/A	15	—	—	2,378	2,378
Outfront Media, LLC	Various, NJ	Build-to-Suit	Outdoor Advertising	Various	N/A	30	2,076	2,076	136	2,212
Expected Completion Date 2022 Total					998,962	17	18,107	98,736	55,023	153,759

National Coatings & Supplies, Inc.	Nashville, TN	Expansion	Warehouse	Q2 2023	13,500	17	—	—	2,100	2,100
Expected Completion Date 2023 Total					13,500	17	—	—	2,100	2,100

Capital Investments and Commitments Total					1,012,462	17	$18,107	$98,736	$57,123	$155,859
________
(a)This schedule includes future estimates for which we can give no assurance as to timing or amounts. Completed capital investments and commitments are included in the Investment Activity – Investment Volume section. Funding amounts exclude capitalized construction interest.
(b)Total lease terms are based on weighted-average ABR for the investments expected upon completion.
(c)Commitment amounts are based on the applicable exchange rate at period end.

Investing for the long runTM | 21

W. P. Carey Inc.
Real Estate – Fourth Quarter 2021

Investment Activity – Investment Volume
Dollars in thousands. Pro rata. For the year ended December 31, 2021.

		Property Type(s)	Closing Date / Asset Completion Date	Gross Investment Amount	Investment Type	Lease Term (Years) (a)	Gross Square Footage
Tenant / Lease Guarantor	Property Location(s)
1Q21
Stress Engineering Services, Inc.	Mason, OH	Office	Jan-21	$2,428	Expansion	20	6,810
Nexeo Plastics, LLC (2 properties)	Grove City, OH; Anderson, SC	Warehouse	Feb-21	19,129	Sale-leaseback	20	269,286
American Axle & Manufacturing, Inc. (b)	Langen, Germany	Industrial	Feb-21	51,566	Build-to-Suit	20	162,373
Auto Lenders (10 properties)	Various, NJ and PA	Retail; Office	Feb-21	55,115	Sale-leaseback	25	169,956
Prima Wawona Packing Co., LLC (2 properties and 2 land parcels)	Central Valley, CA	Warehouse; Land	Feb-21	75,008	Sale-leaseback	25	1,031,600
Hellweg Die Profi-Baumärkte GmbH & Co. KG (b)	Various, Germany	Retail	Various	10,510	Renovation	16	N/A
1Q21 Total				213,756		23	1,640,025

2Q21
Casino Guichard-Perrachon (3 properties) (b)	Various, France	Retail	Apr-21	119,341	Sale-leaseback	20	424,798
Turkey Hill LLC	Searcy, AR	Industrial	Apr-21	14,038	Sale-leaseback	25	92,961
Comprehensive Logistics Co., Inc.	Detroit, MI	Warehouse	Apr-21	52,810	Acquisition	10	487,603
Jaguar Land Rover Limited (b)	Solihull, United Kingdom	Warehouse	May-21	194,954	Acquisition	30	1,063,424
Monroe College, LTD	New Rochelle, NY	Student Housing (Net Lease)	May-21	26,109	Acquisition	12	49,494
KDC US Holdings, Inc.	Groveport, OH	Industrial	May-21	27,133	Acquisition	15	566,981
Berner Food & Beverage, LLC	Dakota, IL	Industrial	May-21	65,043	Sale-leaseback	25	316,300
Velodyne Lidar, Inc.	San Jose, CA	Industrial	May-21	51,949	Acquisition	7	203,807
Jo-Ann Stores, LLC	Opelika, AL	Warehouse	Jun-21	48,897	Sale-leaseback	20	702,623
GHP Group, Inc. (3 properties)	Niles and Elk Grove Village, IL; and Guelph, Canada	Warehouse	Jun-21	42,829	Sale-leaseback	15	496,744
Orgill, Inc.	Rome, NY	Warehouse	Jun-21	44,781	Sale-leaseback	26	779,400
Metro Cash & Carry Italia S.p.A (b)	San Donato Milanese, Italy	Retail; Office	Jun-21	7,244	Renovation	20	N/A
2Q21 Total				695,128		21	5,184,135

(Continued)

Investing for the long runTM | 22

W. P. Carey Inc.
Real Estate – Fourth Quarter 2021

Investment Activity – Investment Volume (continued)
Dollars in thousands. Pro rata. For the year ended December 31, 2021.

		Property Type(s)	Closing Date / Asset Completion Date	Gross Investment Amount	Investment Type	Lease Term (Years) (a)	Gross Square Footage
Tenant / Lease Guarantor	Property Location(s)
3Q21
Clayco, Inc.	St. Louis, MO	Office	Aug-21	7,924	Sale-leaseback	15	45,461
Loctek Ergonomic Technology Corp.	Whitehall, PA	Warehouse	Aug-21	25,044	Redevelopment	5	504,900
Conagra Foods Packaged Foods, LLC	Frankfort, IN	Warehouse	Aug-21	113,544	Acquisition	12	1,536,412
Marriott International, Inc. (6 land parcels) (c)	Various, United States	Hospitality	Sep-21	17,396	Acquisition	5	N/A
Capitol Beverage Sales, L.P.	Rogers, MN	Warehouse	Sep-21	26,531	Sale-leaseback	15	187,243
3Q21 Total				190,439		10	2,274,016

4Q21
TAG Manufacturing, Inc. (2 properties)	Chattanooga, TN	Industrial	Oct-21	40,728	Sale-leaseback	20	416,425
True Value Company, LLC	Mankato, MN	Warehouse	Nov-21	17,665	Sale-leaseback	20	309,507
Coop Denmark A/S (11 properties) (b)	Various, Denmark	Retail	Dec-21	46,129	Sale-leaseback	15	151,148
Pretzels, LLC	Lawrence, KS	Industrial	Dec-21	25,728	Acquisition	25	150,330
OBI Group (7 properties) (b)	Various, Poland	Retail	Dec-21	74,345	Acquisition	15	744,648
Wecubex GmbH (4 properties) (b) (d)	Various, Germany and Czech Republic	Industrial	Dec-21	29,166	Sale-leaseback	20	537,291
True Value Company, LLC	Cary, IL	Industrial	Dec-21	44,399	Sale-leaseback	20	571,465
Van Mossel Automotive Groep (14 properties) (b) (d)	Various, Netherlands	Retail	Dec-21	95,367	Sale-leaseback	17	559,583
Amy’s Kitchen, Inc. (3 properties) (d)	Santa Rosa, CA; Pocatello, ID; and White City, OR	Industrial	Dec-21	144,103	Sale-leaseback	30	936,540
Outfront Media, LLC (5 properties)	Various, NJ and PA	Outdoor Advertising	Various	3,989	Acquisition	30	N/A
4Q21 Total				521,619		21	4,376,937

Year-to-Date Total				1,620,942		20	13,475,113

		Property Type(s)	Funded During Current Quarter	Funded Year to Date	Expected Funding Completion Date	Total Funded	Maximum Commitment
Description	Property Location(s)
Construction Loan
Southwest Corner of Las Vegas Boulevard & Harmon Avenue Retail Complex (e)	Las Vegas, NV	Retail	$10,172	$103,714	Q4 2022	$103,714	$224,914
Total				103,714

Year-to-Date Total Investment Volume				$1,724,656

________
(a)Total lease terms are based on weighted-average ABR for the investments as of the respective period ends.
(b)Amount reflects the applicable exchange rate on the date of the transaction.
(c)Comprised of the land under buildings that we already own.
(d)All or a portion of these investments are accounted for as loans receivable within Net investments in direct financing leases and loans receivable on our consolidated balance sheets, in accordance with ASC 310, Receivables and ASC 842, Leases.
(e)This construction loan is accounted for as an equity method investment on our consolidated balance sheets, in accordance with U.S. GAAP. The interest rate is 6.0% and interest income is recognized within Earnings from equity method investments on our consolidated statements of income.

Investing for the long runTM | 23

W. P. Carey Inc.
Real Estate – Fourth Quarter 2021

Investment Activity – Dispositions
Dollars in thousands. Pro rata. For the year ended December 31, 2021.

Tenant / Lease Guarantor	Property Location(s)	Gross Sale Price	Closing Date	Property Type(s)	Gross Square Footage
1Q21
Vacant	Salt Lake City, UT	$12,500	Jan-21	Fitness Facility	36,851
Fraikin SAS (a)	Aulnay Sous Bois, France	1,203	Feb-21	Industrial	9,414
1Q21 Total		13,703			46,265

2Q21
Hellweg Die Profi-Baumärkte GmbH & Co. KG (7 properties) (a)	Various, Germany	74,660	Apr-21	Retail	578,594
Vacant	York, PA	4,800	Apr-21	Retail	131,915
Walgreens Co.	Snellville, GA	5,887	Jun-21	Retail	14,820
Vacant (a)	Kotka, Finland	657	Jun-21	Warehouse	71,764
2Q21 Total		86,004			797,093

3Q21
Vacant	Greenville, SC	7,525	Jul-21	Warehouse	235,215
Vacant	Maplewood, NJ	2,415	Jul-21	Retail	7,300
Vacant	Englewood, CO	4,800	Jul-21	Fitness Facility	47,441
Vacant	Greenville, SC	5,600	Sep-21	Office	124,836
Vacant	Allen, TX	9,413	Sep-21	Industrial	160,120
3Q21 Total		29,753			574,912

4Q21
Walgreens Co.	Virginia Beach, VA	6,029	Oct-21	Retail	14,820
Multi-tenant (sold 20% interest) (a)	Zadar, Croatia	2,875	Oct-21	Retail	14,102
Multi-tenant (a)	Krizevci, Croatia	4,885	Oct-21	Retail	43,697
Carl Leipold GmbH (2 properties) (a)	Wolfach and Dransfeld, Germany	10,511	Nov-21	Industrial, Office	182,580
Vacant	Solon, OH	1,500	Dec-21	Industrial	67,000
Belgium Government (a)	Mons, Belgium	12,964	Dec-21	Office	122,335
Vacant	Murrysville, PA	2,472	Dec-21	Industrial	165,222
4Q21 Total		41,236			609,756

Year-to-Date Total Dispositions		$170,696			2,028,026
________
(a)Amount reflects the applicable exchange rate on the date of the transaction.

Investing for the long runTM | 24

W. P. Carey Inc.
Real Estate – Fourth Quarter 2021

Joint Ventures
Dollars in thousands. As of December 31, 2021.

Joint Venture or JV (Principal Tenant)	JV Partnership		Consolidated		Pro Rata (a)
	Partner	WPC %	Debt Outstanding (b)	ABR	Debt Outstanding (c)	ABR
Unconsolidated Joint Ventures (Equity Method Investments) (d)
Kesko Senukai (e)	Third party	70.00%	$114,929	$14,140	$80,450	$9,898
State Farm Mutual Automobile Insurance Co.	CPA:18 – Global	50.00%	72,800	8,152	36,400	4,076
Bank Pekao (e)	CPA:18 – Global	50.00%	52,622	9,103	26,311	4,552
Apply Sørco AS (e)	CPA:18 – Global	49.00%	40,593	4,253	19,891	2,084
Fortenova Grupa d.d. (e)	CPA:18 – Global	20.00%	16,524	3,418	3,305	684
Total Unconsolidated Joint Ventures			297,468	39,066	166,357	21,294

Consolidated Joint Ventures
McCoy-Rockford, Inc.	Third party	90.00%	—	917	—	826
Total Consolidated Joint Ventures			—	917	—	826
Total Unconsolidated and Consolidated Joint Ventures			$297,468	$39,983	$166,357	$22,120
________
(a)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.
(b)Excludes unamortized deferred financing costs totaling less than $0.1 million and unamortized discount, net totaling $0.2 million as of December 31, 2021.
(c)Excludes unamortized deferred financing costs totaling less than $0.1 million and unamortized discount, net totaling $0.1 million as of December 31, 2021.
(d)Excludes (i) a 90.00% equity position in a jointly owned investment, Johnson Self Storage (comprised of nine self-storage operating properties), which did not have debt outstanding as of December 31, 2021, (ii) a 15.00% common equity interest in a jointly owned investment, the Harmon Retail Corner in Las Vegas, (iii) our equity method investment in common shares of WLT, as described in the Components of Net Asset Value section, and (iv) a construction loan for a retail complex in Las Vegas, Nevada, accounted for as an equity method investment in real estate, as described in the Components of Net Asset Value section.
(e)Amounts are based on the applicable exchange rate at the end of the period.

Investing for the long runTM | 25

W. P. Carey Inc.
Real Estate – Fourth Quarter 2021

Top Ten Tenants
Dollars in thousands. Pro rata. As of December 31, 2021.

Tenant / Lease Guarantor	Description	Number of Properties	ABR	ABR %	Weighted-Average Lease Term (Years)
U-Haul Moving Partners Inc. and Mercury Partners, LP	Net lease self-storage properties in the U.S.	78	$38,751	3.1%	2.3
State of Andalucía (a)	Government office properties in Spain	70	29,490	2.4%	13.0
Hellweg Die Profi-Baumärkte GmbH & Co. KG (a)	Do-it-yourself retail properties in Germany	35	28,388	2.3%	15.2
Metro Cash & Carry Italia S.p.A. (a)	Business-to-business wholesale stores in Italy and Germany	20	28,087	2.2%	6.8
Pendragon PLC (a)	Automotive dealerships in the United Kingdom	69	23,852	1.9%	8.4
OBI Group (a)	Do-it-yourself retail properties in Poland	26	22,635	1.8%	8.4
Marriott Corporation	Net lease hotel properties in the U.S.	18	21,100	1.7%	2.0
Extra Space Storage, Inc.	Net lease self-storage properties in the U.S.	27	20,688	1.6%	22.3
Advance Auto Parts, Inc.	Distribution facilities in the U.S.	29	19,851	1.6%	11.1
Nord Anglia Education, Inc.	K-12 private schools in the U.S.	3	19,473	1.6%	21.7
Total (b)		375	$252,315	20.2%	10.4
________
(a)ABR amounts are subject to fluctuations in foreign currency exchange rates.
(b)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

Investing for the long runTM | 26

W. P. Carey Inc.
Real Estate – Fourth Quarter 2021

Diversification by Property Type
In thousands, except percentages. Pro rata. As of December 31, 2021.

	Total Net-Lease Portfolio
Property Type	ABR	ABR %	Square Footage (a)	Square Footage %
U.S.
Industrial	$250,339	20.0%	44,124	28.3%
Warehouse	176,362	14.1%	36,483	23.4%
Office	152,040	12.2%	9,802	6.3%
Retail (b)	45,538	3.6%	2,884	1.9%
Self Storage (net lease)	59,438	4.8%	5,810	3.7%
Other (c)	104,075	8.4%	5,560	3.6%
U.S. Total	787,792	63.1%	104,663	67.2%

International
Industrial	71,945	5.8%	10,097	6.5%
Warehouse	121,580	9.8%	18,310	11.8%
Office	91,701	7.3%	6,349	4.1%
Retail (b)	174,478	14.0%	16,255	10.4%
Self Storage (net lease)	—	—%	—	—%
Other (c)	268	—%	—	—%
International Total	459,972	36.9%	51,011	32.8%

Total
Industrial	322,284	25.8%	54,221	34.8%
Warehouse	297,942	23.9%	54,793	35.2%
Office	243,741	19.5%	16,151	10.4%
Retail (b)	220,016	17.6%	19,139	12.3%
Self Storage (net lease)	59,438	4.8%	5,810	3.7%
Other (c)	104,343	8.4%	5,560	3.6%
Total (d)	$1,247,764	100.0%	155,674	100.0%
________
(a)Includes square footage for vacant properties.
(b)Includes automotive dealerships.
(c)Includes ABR from tenants with the following property types: education facility, hotel (net lease), laboratory, fitness facility, theater, student housing (net lease), restaurant and land.
(d)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

Investing for the long runTM | 27

W. P. Carey Inc.
Real Estate – Fourth Quarter 2021

Diversification by Tenant Industry
In thousands, except percentages. Pro rata. As of December 31, 2021.

	Total Net-Lease Portfolio
Industry Type	ABR	ABR %	Square Footage	Square Footage %
Retail Stores (a)	$272,627	21.9%	34,040	21.9%
Consumer Services	102,202	8.2%	7,850	5.0%
Automotive	81,158	6.5%	12,310	7.9%
Beverage and Food	78,613	6.3%	10,182	6.5%
Grocery	72,546	5.8%	7,714	5.0%
Cargo Transportation	63,845	5.1%	9,491	6.1%
Healthcare and Pharmaceuticals	60,465	4.8%	5,372	3.5%
Construction and Building	50,279	4.0%	9,005	5.8%
Business Services	47,045	3.8%	4,018	2.6%
Capital Equipment	44,766	3.6%	7,387	4.7%
Durable Consumer Goods	44,001	3.5%	9,951	6.4%
Hotel and Leisure	41,141	3.3%	2,214	1.4%
Sovereign and Public Finance	39,327	3.2%	3,241	2.1%
Containers, Packaging, and Glass	38,627	3.1%	6,538	4.2%
High Tech Industries	31,197	2.5%	3,315	2.1%
Insurance	25,764	2.1%	1,749	1.1%
Banking	19,935	1.6%	1,247	0.8%
Metals	16,203	1.3%	3,119	2.0%
Non-Durable Consumer Goods	15,696	1.3%	5,250	3.4%
Aerospace and Defense	15,459	1.2%	1,357	0.9%
Telecommunications	15,274	1.2%	1,479	0.9%
Chemicals, Plastics, and Rubber	14,282	1.1%	1,853	1.2%
Media: Broadcasting and Subscription	13,120	1.1%	784	0.5%
Wholesale	12,758	1.0%	2,005	1.3%
Other (b)	31,434	2.5%	4,203	2.7%
Total (c)	$1,247,764	100.0%	155,674	100.0%
________
(a)Includes automotive dealerships.
(b)Includes ABR from tenants in the following industries: media: advertising, printing, and publishing, oil and gas, environmental industries, consumer transportation, forest products and paper, real estate and electricity. Also includes square footage for vacant properties.
(c)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

Investing for the long runTM | 28

W. P. Carey Inc.
Real Estate – Fourth Quarter 2021

Diversification by Geography
In thousands, except percentages. Pro rata. As of December 31, 2021.

	Total Net-Lease Portfolio
Region	ABR	ABR %	Square Footage (a)	Square Footage %
U.S.
South
Texas	$103,805	8.3%	11,869	7.6%
Florida	51,231	4.1%	4,460	2.9%
Georgia	23,875	1.9%	3,512	2.3%
Tennessee	22,057	1.8%	3,291	2.1%
Alabama	18,456	1.5%	3,085	2.0%
Other (b)	15,675	1.2%	2,356	1.5%
Total South	235,099	18.8%	28,573	18.4%
Midwest
Illinois	59,840	4.8%	8,328	5.3%
Minnesota	32,138	2.6%	3,225	2.1%
Indiana	26,940	2.1%	4,734	3.0%
Ohio	18,306	1.5%	3,921	2.5%
Michigan	16,086	1.3%	3,245	2.1%
Wisconsin	15,076	1.2%	2,599	1.7%
Other (b)	32,401	2.6%	5,073	3.3%
Total Midwest	200,787	16.1%	31,125	20.0%
East
North Carolina	35,813	2.9%	8,098	5.2%
Pennsylvania	30,790	2.4%	3,673	2.4%
New Jersey	22,809	1.8%	1,235	0.8%
Massachusetts	22,187	1.8%	1,407	0.9%
New York	17,630	1.4%	2,221	1.4%
South Carolina	14,840	1.2%	4,087	2.6%
Other (b)	47,109	3.8%	8,009	5.1%
Total East	191,178	15.3%	28,730	18.4%
West
California	70,052	5.6%	6,537	4.2%
Arizona	29,784	2.4%	3,365	2.1%
Other (b)	60,892	4.9%	6,333	4.1%
Total West	160,728	12.9%	16,235	10.4%
U.S. Total	787,792	63.1%	104,663	67.2%
International
United Kingdom	61,843	5.0%	5,099	3.3%
Germany	61,465	4.9%	6,440	4.1%
Poland	58,799	4.7%	7,959	5.1%
Spain	56,099	4.5%	4,708	3.0%
The Netherlands	56,044	4.5%	6,948	4.5%
Italy	26,364	2.1%	2,386	1.5%
France	20,328	1.6%	1,685	1.1%
Denmark	17,724	1.4%	2,559	1.7%
Croatia	16,901	1.4%	1,726	1.1%
Canada	14,084	1.1%	2,213	1.4%
Other (c)	70,321	5.7%	9,288	6.0%
International Total	459,972	36.9%	51,011	32.8%
Total (d)	$1,247,764	100.0%	155,674	100.0%
________
(a)Includes square footage for vacant properties.
(b)Other properties within South include assets in Louisiana, Arkansas, Oklahoma and Mississippi. Other properties within Midwest include assets in Missouri, Kansas, Nebraska, Iowa, North Dakota and South Dakota. Other properties within East include assets in Virginia, Kentucky, Maryland, Connecticut, West Virginia, New Hampshire and Maine. Other properties within West include assets in Oregon, Colorado, Utah, Washington, Nevada, Hawaii, New Mexico, Idaho, Wyoming, Montana and Alaska.
(c)Includes assets in Lithuania, Finland, Norway, Mexico, Hungary, Portugal, the Czech Republic, Austria, Sweden, Slovakia, Japan, Latvia and Estonia.
(d)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

Investing for the long runTM | 29

W. P. Carey Inc.
Real Estate – Fourth Quarter 2021

Contractual Rent Increases
In thousands, except percentages. Pro rata. As of December 31, 2021.

	Total Net-Lease Portfolio
Rent Adjustment Measure	ABR	ABR %	Square Footage	Square Footage %
(Uncapped) CPI	$479,202	38.4%	53,784	34.5%
CPI-based	252,703	20.3%	33,031	21.2%
CPI-linked	731,905	58.7%	86,815	55.7%
Fixed	460,607	36.9%	62,728	40.3%
Other (a)	47,180	3.8%	3,373	2.2%
None	8,072	0.6%	471	0.3%
Vacant	—	—%	2,287	1.5%
Total (b)	$1,247,764	100.0%	155,674	100.0%
________
(a)Represents leases attributable to percentage rent.
(b)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

Investing for the long runTM | 30

W. P. Carey Inc.
Real Estate – Fourth Quarter 2021

Same Store Analysis
Dollars in thousands. Pro rata.

Contractual Same Store Growth

Same store portfolio includes leases that were continuously in place during the period from December 31, 2020 to December 31, 2021. Excludes leases for properties that were acquired, sold or vacated, or were subject to lease renewals, extensions or modifications at any time that affected ABR during that period. For purposes of comparability, ABR is presented on a constant currency basis using exchange rates as of December 31, 2021.

	ABR
	As of
	Dec. 31, 2021	Dec. 31, 2020	Increase	% Increase
Property Type
Industrial	$282,600	$276,518	$6,082	2.2%
Warehouse	258,048	251,632	6,416	2.5%
Office	234,516	230,937	3,579	1.5%
Retail (a)	191,037	188,586	2,451	1.3%
Self Storage (net lease)	59,438	59,083	355	0.6%
Other (b)	90,929	89,551	1,378	1.5%
Total	$1,116,568	$1,096,307	$20,261	1.8%

Rent Adjustment Measure
(Uncapped) CPI	$453,033	$445,908	$7,125	1.6%
CPI-based	227,950	224,218	3,732	1.7%
CPI-linked	680,983	670,126	10,857	1.6%
Fixed	381,645	372,597	9,048	2.4%
Other (c)	46,145	45,789	356	0.8%
None	7,795	7,795	—	—%
Total	$1,116,568	$1,096,307	$20,261	1.8%

Geography
U.S.	$699,285	$685,421	$13,864	2.0%
Europe	393,005	387,281	5,724	1.5%
Other International (d)	24,278	23,605	673	2.9%
Total	$1,116,568	$1,096,307	$20,261	1.8%

Same Store Portfolio Summary
Number of properties	1,175
Square footage (in thousands)	134,900

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W. P. Carey Inc.
Real Estate – Fourth Quarter 2021

Comprehensive Same Store Growth

Same store portfolio includes leased properties that were continuously owned and in place during the quarter ended December 31, 2020 through December 31, 2021. Excludes properties that were acquired, sold or listed as capital investments and commitments (see Investment Activity – Capital Investments and Commitments section) during that period. For purposes of comparability, same store pro rata rental income is presented on a constant currency basis using average exchange rates for the three months ended December 31, 2021. Same store pro rata rental income is a non-GAAP measure. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of same store pro rata rental income and for details on how it is calculated.

	Same Store Pro Rata Rental Income
	Three Months Ended
	Dec. 31, 2021	Dec. 31, 2020	Increase	% Increase
Property Type
Industrial	$69,427	$68,754	$673	1.0%
Warehouse	62,780	60,245	2,535	4.2%
Office	61,184	62,109	(925)	(1.5)%
Retail (a)	48,400	46,724	1,676	3.6%
Self Storage (net lease)	14,834	14,749	85	0.6%
Other (b)	25,390	23,968	1,422	5.9%
Total	$282,015	$276,549	$5,466	2.0%

Rent Adjustment Measure
(Uncapped) CPI	$116,378	$114,149	$2,229	2.0%
CPI-based	56,411	56,159	252	0.4%
CPI-linked	172,789	170,308	2,481	1.5%
Fixed	95,870	93,045	2,825	3.0%
Other (c)	11,555	11,395	160	1.4%
None	1,801	1,801	—	—%
Total	$282,015	$276,549	$5,466	2.0%

Geography
U.S.	$177,656	$175,169	$2,487	1.4%
Europe	98,345	95,478	2,867	3.0%
Other International (d)	6,014	5,902	112	1.9%
Total	$282,015	$276,549	$5,466	2.0%

Same Store Portfolio Summary
Number of properties	1,162
Square footage (in thousands)	137,177

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W. P. Carey Inc.
Real Estate – Fourth Quarter 2021

The following table presents a reconciliation from lease revenues to same store pro rata rental income:

	Three Months Ended
	Dec. 31, 2021	Dec. 31, 2020
Consolidated Lease Revenues
Total lease revenues – as reported	$305,093	$280,878
Income from direct financing leases and loans receivable	15,637	17,357
Less: Reimbursable tenant costs – as reported	(16,475)	(13,710)
Less: Income from secured loans receivable	(1,163)	—
	303,092	284,525

Adjustments for Pro Rata Ownership of Real Estate Joint Ventures:
Add: Pro rata share of adjustments from equity method investments	5,322	5,325
Less: Pro rata share of adjustments for noncontrolling interests	(22)	(22)
	5,300	5,303

Adjustments for Pro Rata Non-Cash Items:
Add: Above- and below-market rent intangible lease amortization	15,082	11,504
Less: Straight-line and other leasing and financing adjustments	(15,605)	(9,571)
Less: Adjustments for pro rata ownership	30	13
	(493)	1,946

Adjustment to normalize for (i) properties not continuously owned since October 1, 2020 and (ii) constant currency presentation for prior year quarter (e)	(25,884)	(15,225)

Same Store Pro Rata Rental Income	$282,015	$276,549
________
(a)Includes automotive dealerships.
(b)Includes ABR or same store pro rata rental income from tenants with the following property types: education facility, hotel (net lease), laboratory, fitness facility, theater, student housing (net lease), restaurant and land.
(c)Represents leases attributable to percentage rent.
(d)Includes assets in Canada, Mexico and Japan.
(e)This adjustment excludes amounts attributable to properties that were acquired, sold or listed as capital investments and commitments (see Investment Activity – Capital Investments and Commitments section) that were not continuously owned and in place during the quarter ended December 31, 2020 through December 31, 2021. In addition, for the three months ended December 31, 2020, an adjustment is made to reflect average exchange rates for the three months ended December 31, 2021 for purposes of comparability, since same store pro rata rental income is presented on a constant currency basis.

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W. P. Carey Inc.
Real Estate – Fourth Quarter 2021

Leasing Activity
For the three months ended December 31, 2021, except ABR. Pro rata.

Lease Renewals and Extensions (a)						Expected Tenant Improvements ($000s)	Leasing Commissions ($000s)
			ABR
Property Type	Square Feet	Number of Leases	Prior Lease ($000s)	New Lease ($000s) (b)	Rent Recapture			Incremental Lease Term
Industrial	3,416,628	6	$11,410	$11,917	104.4%	$1,700	$728	5.1 years
Warehouse	173,990	3	6,463	6,231	96.4%	—	—	10.1 years
Office	—	—	—	—	—%	—	—	N/A
Retail	201,339	1	2,715	2,715	100.0%	—	—	3.2 years
Self Storage (net lease)	—	—	—	—	—%	—	—	N/A
Other	—	—	—	—	—%	—	—	N/A
Total / Weighted Average (c)	3,791,957	10	$20,588	$20,863	101.3%	$1,700	$728	6.4 years

Q4 Summary
Prior Lease ABR (% of Total Portfolio)			1.7%

New Leases				Expected Tenant Improvements ($000s)	Leasing Commissions ($000s)
			ABR
Property Type	Square Feet	Number of Leases	New Lease ($000s) (b)			New Lease Term
Industrial	84,376	1	$430	$—	$161	5.3 years
Warehouse	81,599	1	330	—	—	17.1 years
Office	—	—	—	—	—	N/A
Retail	2,706	1	61	95	42	10.0 years
Self Storage (net lease)	—	—	—	—	—	N/A
Other	17,700	1	1,000	—	630	10.3 years
Total / Weighted Average (d)	186,381	4	$1,821	$95	$833	10.3 years
_______
(a)Excludes lease extensions for a period of one year or less.
(b)New lease amounts are based on in-place rents at time of lease commencement and exclude any free rent periods.
(c)Weighted average refers to the incremental lease term.
(d)Weighted average refers to the new lease term.

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W. P. Carey Inc.
Real Estate – Fourth Quarter 2021

Lease Expirations
Dollars and square footage in thousands. Pro rata. As of December 31, 2021.

Year of Lease Expiration (a)	Number of Leases Expiring	Number of Tenants with Leases Expiring	ABR	ABR %	Square Footage	Square Footage %
2022	25	25	$29,669	2.4%	1,982	1.3%
2023	31	28	46,810	3.8%	5,405	3.5%
2024 (b)	45	39	96,501	7.7%	12,403	8.0%
2025	60	29	63,961	5.1%	7,417	4.8%
2026	40	29	57,615	4.6%	8,219	5.3%
2027	56	32	83,964	6.7%	8,847	5.7%
2028	40	22	60,495	4.8%	4,568	2.9%
2029	50	23	55,310	4.4%	6,702	4.3%
2030	27	23	65,876	5.3%	5,642	3.6%
2031	66	16	73,930	5.9%	8,642	5.5%
2032	38	18	53,114	4.3%	7,098	4.6%
2033	28	22	77,386	6.2%	10,159	6.5%
2034	47	15	74,503	6.0%	7,765	5.0%
2035	14	14	26,944	2.2%	4,906	3.1%
Thereafter (>2035)	223	97	381,686	30.6%	53,632	34.4%
Vacant	—	—	—	—%	2,287	1.5%
Total (c)	790		$1,247,764	100.0%	155,674	100.0%

________
(a)Assumes tenants do not exercise any renewal options or purchase options.
(b)Includes ABR of $38.8 million from a tenant (U-Haul Moving Partners, Inc. and Mercury Partners, LP) that holds an option to repurchase the 78 properties it is leasing in April 2024. There can be no assurance that such repurchase will be completed.
(c)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

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W. P. Carey Inc.
Investment Management
Fourth Quarter 2021

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W. P. Carey Inc.
Investment Management – Fourth Quarter 2021

Selected Information and Fee Summary – Managed Programs
Dollars and square footage in thousands. As of or for the three months ended December 31, 2021.

	CPA:18 – Global	CESH	Total
Selected Information
General
Year established	2013	2016
AUM – current quarter (a)	$2,507,793	$229,184	$2,736,977
Net-lease AUM – current quarter	$1,597,403	$115,806	$1,713,209
Fundraising status	Closed	Closed

Portfolio
Investment type	Net lease / Diversified REIT	Student Housing
Number of operating properties	66	—
Number of net-leased properties	53	3
Number of active build-to-suit projects	3	1
Number of tenants – net-leased properties	50	1
Square footage – net-leased properties	10,448	367
Occupancy (b)	98.3%	100.0%

Balance Sheet (Book Value)
Total assets	$2,142,375	$240,896
Total debt	$1,253,045	$71,001
Total debt / total assets	58.5%	29.5%

Fee Summary
Asset Management Fees
Asset management fee (% of average AUM, per annum)	0.50% (c)	1.00% (d)
Average AUM (of current quarter and prior quarter)	$2,507,542	$227,912	$2,735,454
Asset management revenue – current quarter	$3,076	$495	$3,571

Operating Partnership Interests (e)
Operating partnership interests (% of Available Cash)	10.00%	N/A
Earnings from equity method investments in the Managed Programs (profits interest) – current quarter	$2,396	N/A	$2,396
________
(a)Represents appraised value of real estate assets as of September 30, 2021 (plus cash and cash equivalents, less distributions payable as of December 31, 2021) for CPA:18 – Global. Represents appraised value of real estate assets as of December 31, 2020 (plus cash and cash equivalents as of December 31, 2021) for CESH. These values were used to calculate asset management fees during the three months ended December 31, 2021 in accordance with the respective advisory agreements.
(b)Represents occupancy for single-tenant net-leased properties.
(c)Based on average market value of assets. CPA:18 – Global has an option to pay asset management fees in cash or shares, under the terms of the advisory agreement with CPA:18 – Global. Asset management fees are recorded in Asset management and other revenue in our consolidated financial statements.
(d)Based on gross assets at fair value. In February and July 2020, CESH sold two student housing properties located in Lisbon, Portugal, and Madrid, Spain, for gross proceeds of $49.3 million and $30.4 million, respectively. In January, September and December 2021, CESH sold three student housing properties located in Valencia, Spain; Norwich, United Kingdom; and Porto, Portugal, for gross proceeds of $40.8 million, $126.8 million and $50.4 million, respectively (amounts reflect the applicable exchange rate on the date of the transaction).
(e)Available Cash means cash generated by operating partnership operations and investments, excluding cash from sales and refinancings, after the payment of debt service and other operating expenses, but before distributions to partners. Amounts are recorded in Earnings from equity method investments in our consolidated financial statements.

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W. P. Carey Inc.
Investment Management – Fourth Quarter 2021

Summary of Future Liquidity Considerations for the Managed Programs
As of December 31, 2021.

Future Liquidity Strategies for the Managed Programs

The timeframes in the table below are based on general liquidation guidelines set forth in CPA:18 – Global’s and CESH’s respective offering documents. Ultimately, the liquidation of CPA:18 – Global is approved by its board of directors and the liquidation of CESH is determined by its general partner.

General Liquidation Guideline
	CPA:18 – Global	CESH
Timeframe	Beginning after the seventh anniversary of the closing of the initial public offering in 2015 (a)	Beginning five years after raising the minimum offering amount in 2016

Back-End Fees for / Interest in the Managed Programs

The overview below is intended to provide a summary of current disclosures regarding various back-end fees and interests that we may be entitled to upon each Managed Program’s liquidity event. Such a liquidity event for CPA:18 – Global is at the discretion of CPA:18 – Global’s board of directors and there is no assurance that any of the fees or interests described below will be realized. Please refer to CPA:18 – Global’s filings with the SEC for a complete description of its liquidity strategy.

Back-End Fees and Interests
	CPA:18 – Global	CESH
Disposition Fees	Equal to the lesser of (i) 50% of the brokerage commission paid or (ii) 3% of the contract sales price of a property. (b)	N/A
Interest in Disposition Proceeds	Special general partner interest entitled to receive distributions of up to 15% of the net proceeds from the sale, exchange or other disposition of operating partnership assets remaining after the corporation has received a return of 100% of its initial investment in the operating partnership, through certain liquidity events or distributions, plus the 6% preferred return rate.
Available Cash (as defined in In “Principal Terms”), subject to any other limitations provided for herein, will be initially apportioned among the Limited Partners in proportion to their respective capital contributions and the General Partner as provided in connection with its Carried Interest and distributed. (c)

Purchase of Special GP Interest	Lesser of (i) 5.0x the distributions of the last completed fiscal year and (ii) the discounted value of expected future distributions from point of valuation to March 2025 using a discount rate used by the independent third-party valuation firm to determine the most recent appraisal.	N/A
Distribution Related to Ownership of Shares	5.6% ownership as of 12/31/2021	2.4% ownership as of 12/31/2021
________
(a)On August 31, 2021, CPA:18 – Global reported that its independent directors intended to begin the process of evaluating possible liquidity alternatives for its shareholders, including a transaction involving us or one of our subsidiaries. There can be no assurance that any such liquidity transaction will occur in the near future or at all.
(b)Not applicable to dispositions of individual assets.
(c)Order of distributions are as follows: (1) First, to a Limited Partner until it has received an amount equal to its total capital contributions or deemed capital contribution with respect to the Advisor Units in the case of the Advisor (or a wholly owned subsidiary of the Advisor); (2) Second, to a Limited Partner until such Limited Partner has received a cumulative, non-compounding, annual 10% return on its unreturned capital contributions (the “Preferred Return”); (3) Third, to the General Partner until the General Partner has received 20% of the aggregate amounts distributed pursuant to clause (2) and this clause (3); (4) Thereafter, 80% to such Limited Partner and 20% to the General Partner (together with the amounts received under clause (3), the General Partner’s “Carried Interest”). The Advisor’s capital contribution for purposes of the Partnership Agreement will be deemed to be the value of the Advisor Units upon their issuance.

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W. P. Carey Inc.
Appendix
Fourth Quarter 2021

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W. P. Carey Inc.
Appendix – Fourth Quarter 2021

Normalized Pro Rata Cash NOI
In thousands. From real estate.

Three Months Ended Dec. 31, 2021
Consolidated Lease Revenues
Total lease revenues – as reported	$305,093
Income from direct financing leases and loans receivable	15,637
Less: Income from secured loans receivable	(1,163)

Less: Consolidated Reimbursable and Non-Reimbursable Property Expenses
Reimbursable property expenses – as reported	16,475
Non-reimbursable property expenses – as reported	11,466
291,626

Plus: NOI from Operating Properties
Hotel revenues	2,317
Hotel expenses	(2,278)
39

Self-storage revenues	1,687
Self-storage expenses	(609)
1,078

292,743

Adjustments for Pro Rata Ownership of Real Estate Joint Ventures:
Add: Pro rata share of NOI from equity method investments	6,190
Less: Pro rata share of NOI attributable to noncontrolling interests	(22)
6,168

298,911

Adjustments for Pro Rata Non-Cash Items:
Add: Above- and below-market rent intangible lease amortization	15,082
Less: Straight-line and other leasing and financing adjustments	(15,605)
Add: Other non-cash items	441
(82)

Pro Rata Cash NOI (a)	298,829

Adjustment to normalize for intra-period acquisition volume and dispositions (b)	6,905

Normalized Pro Rata Cash NOI (a)	$305,734

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W. P. Carey Inc.
Appendix – Fourth Quarter 2021

The following table presents a reconciliation from Net income from Real Estate attributable to W. P. Carey to Normalized pro rata cash NOI:

Three Months Ended Dec. 31, 2021
Net Income from Real Estate Attributable to W. P. Carey
Net income from Real Estate attributable to W. P. Carey – as reported	$94,634
Adjustments for Consolidated Operating Expenses
Add: Operating expenses – as reported	199,518
Less: Property expenses, excluding reimbursable tenant costs – as reported	(11,466)
Less: Operating property expenses – as reported	(2,887)
185,165

Adjustments for Other Consolidated Revenues and Expenses:
Less: Lease termination income and other – as reported	(45,590)
Less: Reimbursable property expenses – as reported	(16,475)
Add: Other income and (expenses)	70,791
Add: Provision for income taxes	5,331
14,057

Other Adjustments:
Add: Above- and below-market rent intangible lease amortization	15,082
Less: Straight-line and other leasing and financing adjustments	(15,605)
Add: Adjustments for pro rata ownership	6,262
Adjustment to normalize for intra-period acquisition volume and dispositions (b)	6,905
Less: Income from secured loans receivable	(1,163)
Add: Property expenses, excluding reimbursable tenant costs, non-cash	397
11,878

Normalized Pro Rata Cash NOI (a)	$305,734
________
(a)Pro rata cash NOI and normalized pro rata cash NOI are non-GAAP measures. See the Disclosures Regarding Non-GAAP and Other Metrics section that follows for a description of our non-GAAP measures and for details on how pro rata cash NOI and normalized pro rata cash NOI are calculated.
(b)For properties acquired and capital investments and commitments completed during the three months ended December 31, 2021, the adjustment modifies our pro rata share of cash NOI for the partial period with an amount estimated to be equivalent to the additional pro rata share of cash NOI necessary to reflect ownership for the full quarter. For properties disposed of during the three months ended December 31, 2021, the adjustment eliminates our pro rata share of cash NOI for the period.

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W. P. Carey Inc.
Appendix – Fourth Quarter 2021

Adjusted EBITDA, Consolidated – Last Five Quarters
In thousands.

	Three Months Ended
	Dec. 31, 2021	Sep. 30, 2021	Jun. 30, 2021	Mar. 31, 2021	Dec. 31, 2020
Net income	$99,612	$138,586	$120,283	$51,641	$134,615

Adjustments to Derive Adjusted EBITDA (a)
Depreciation and amortization	135,662	115,657	114,348	110,322	110,913
Straight-line and other leasing and financing adjustments (b) (c)	(53,380)	(10,823)	(10,313)	(8,751)	(9,571)
Interest expense	47,208	48,731	49,252	51,640	52,828
Other (gains) and losses (d)	28,461	(49,219)	(7,545)	41,188	1,927
Above- and below-market rent intangible lease amortization	15,082	12,004	14,384	12,115	11,504
Gain on sale of real estate, net	(9,511)	(1,702)	(19,840)	(9,372)	(76,686)
Impairment charges	7,945	16,301	—	—	16,410
Stock-based compensation expense	6,091	4,361	9,048	5,381	5,795
Provision for income taxes	5,052	8,347	9,298	5,789	7,363
Merger and other expenses (e)	(563)	(908)	(2,599)	(476)	(418)
Other amortization and non-cash charges	385	386	391	411	403
	182,432	143,135	156,424	208,247	120,468

Adjustments for Pro Rata Ownership
Real Estate Joint Ventures:
Add: Pro rata share of adjustments for equity method investments (f)	16,136	5,144	4,923	11,445	13,342
Less: Pro rata share of adjustments for amounts attributable to noncontrolling interests	(23)	(23)	(22)	(22)	(21)
	16,113	5,121	4,901	11,423	13,321
Equity Method Investment in WLT: (g)
Less: Loss from equity method investment in WLT	926	1,376	4,005	4,483	4,180
Add: Distributions received from equity method investment in WLT	—	—	—	—	—
	926	1,376	4,005	4,483	4,180
Equity Method Investments in the Managed Programs: (h)
Add: Distributions received from equity method investments in the Managed Programs	2,142	477	454	432	409
Less: (Income) loss from equity method investments in the Managed Programs	(50)	(1,667)	90	153	(842)
	2,092	(1,190)	544	585	(433)
Adjusted EBITDA (i)	$301,175	$287,028	$286,157	$276,379	$272,151
________
(a)Comprised of items that we do not consider to be part of our core operating business plan or representative of our overall long-term operating performance, based on a number of factors, including the nature of the item and/or the frequency with which it occurs. We believe that these adjustments provide a more representative view of EBITDA from our core operating business and allow for more meaningful comparisons.
(b)Straight-line rent adjustments relate to our net-leased properties subject to operating leases.
(c)Amount for the three months ended December 31, 2021 includes an adjustment to exclude $37.8 million of lease termination fees received from a tenant, as such amount was determined to be non-core income.
(d)Primarily comprised of gains and losses on extinguishment of debt, the mark-to-market fair value of equity securities, and foreign currency transactions, as well as non-cash allowance for credit losses on loans receivable and direct financing leases. Amounts from period to period will not be comparable due to unpredictable fluctuations in these gains and losses.
(e)Amounts for the three months ended September 30, 2021 and June 30, 2021 are primarily comprised of reversals of estimated liabilities for German real estate transfer taxes that were previously recorded in connection with business combinations in prior years.
(f)Amounts for the three months ended December 31, 2021, March 31, 2021 and December 31, 2020 include non-cash impairment charges of $13.2 million, $6.8 million and $8.3 million, respectively, recognized on certain equity method investments in real estate.
(g)We record income and distributions from our equity method investment in WLT on a one quarter lag.
(h)Adjustments to include cash distributions received from the Managed Programs in place of our pro rata share of net income from our ownership in the Managed Programs.
(i)Adjusted EBITDA is a non-GAAP measure. See the Disclosures Regarding Non-GAAP and Other Metrics section that follows for a description of our non-GAAP measures.

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W. P. Carey Inc.
Appendix – Fourth Quarter 2021

Adjusted EBITDA, Real Estate – Last Five Quarters
In thousands.

	Three Months Ended
	Dec. 31, 2021	Sep. 30, 2021	Jun. 30, 2021	Mar. 31, 2021	Dec. 31, 2020
Net income from Real Estate	$94,684	$130,897	$114,725	$44,594	$129,833

Adjustments to Derive Adjusted EBITDA (a)
Depreciation and amortization	135,662	115,657	114,348	110,322	110,913
Straight-line and other leasing and financing adjustments (b) (c)	(53,380)	(10,823)	(10,313)	(8,751)	(9,571)
Interest expense	47,208	48,731	49,252	51,640	52,828
Other (gains) and losses (d)	27,131	(48,172)	(7,472)	42,189	1,475
Above- and below-market rent intangible lease amortization	15,082	12,004	14,384	12,115	11,504
Gain on sale of real estate, net	(9,511)	(1,702)	(19,840)	(9,372)	(76,686)
Impairment charges	7,945	16,301	—	—	16,410
Stock-based compensation expense	6,091	4,361	9,048	5,381	5,795
Provision for income taxes	5,331	7,827	9,119	6,426	5,549
Merger and other expenses (e)	(599)	(908)	(2,599)	(491)	(724)
Other amortization and non-cash charges	385	386	391	411	403
	181,345	143,662	156,318	209,870	117,896

Adjustments for Pro Rata Ownership
Real Estate Joint Ventures:
Add: Pro rata share of adjustments for equity method investments (f)	16,136	5,144	4,923	11,445	13,342
Less: Pro rata share of adjustments for amounts attributable to noncontrolling interests	(23)	(23)	(22)	(22)	(21)
	16,113	5,121	4,901	11,423	13,321
Equity Method Investment in WLT: (g)
Less: Loss from equity method investment in WLT	926	1,376	4,005	4,483	4,180
Add: Distributions received from equity method investment in WLT	—	—	—	—	—
	926	1,376	4,005	4,483	4,180
Adjusted EBITDA – Real Estate (h)	$293,068	$281,056	$279,949	$270,370	$265,230
________
(a)Comprised of items that we do not consider to be part of our core operating business plan or representative of our overall long-term operating performance, based on a number of factors, including the nature of the item and/or the frequency with which it occurs. We believe that these adjustments provide a more representative view of EBITDA from our core operating business and allow for more meaningful comparisons.
(b)Straight-line rent adjustments relate to our net-leased properties subject to operating leases.
(c)Amount for the three months ended December 31, 2021 includes an adjustment to exclude $37.8 million of lease termination fees received from a tenant, as such amount was determined to be non-core income.
(d)Primarily comprised of gains and losses on extinguishment of debt, the mark-to-market fair value of equity securities, and foreign currency transactions, as well as non-cash allowance for credit losses on loans receivable and direct financing leases. Amounts from period to period will not be comparable due to unpredictable fluctuations in these gains and losses.
(e)Amounts for the three months ended September 30, 2021 and June 30, 2021 are primarily comprised of reversals of estimated liabilities for German real estate transfer taxes that were previously recorded in connection with business combinations in prior years.
(f)Amounts for the three months ended December 31, 2021, March 31, 2021 and December 31, 2020 include non-cash impairment charges of $13.2 million, $6.8 million and $8.3 million, respectively, recognized on certain equity method investments in real estate.
(g)We record income and distributions from our equity method investment in WLT on a one quarter lag.
(h)Adjusted EBITDA is a non-GAAP measure. See the Disclosures Regarding Non-GAAP and Other Metrics section that follows for a description of our non-GAAP measures.

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W. P. Carey Inc.
Appendix – Fourth Quarter 2021

Adjusted EBITDA, Investment Management – Last Five Quarters
In thousands.

	Three Months Ended
	Dec. 31, 2021	Sep. 30, 2021	Jun. 30, 2021	Mar. 31, 2021	Dec. 31, 2020
Net income from Investment Management	$4,928	$7,689	$5,558	$7,047	$4,782

Adjustments to Derive Adjusted EBITDA (a)
Other (gains) and losses (b)	1,330	(1,047)	(73)	(1,001)	452
(Benefit from) provision for income taxes	(279)	520	179	(637)	1,814
Merger and other expenses	36	—	—	15	306
	1,087	(527)	106	(1,623)	2,572

Adjustments for Pro Rata Ownership
Equity Method Investments in the Managed Programs: (c)
Add: Distributions received from equity method investments in the Managed Programs	2,142	477	454	432	409
Less: (Income) loss from equity method investments in the Managed Programs	(50)	(1,667)	90	153	(842)
	2,092	(1,190)	544	585	(433)
Adjusted EBITDA – Investment Management (d)	$8,107	$5,972	$6,208	$6,009	$6,921
________
(a)Comprised of items that we do not consider to be part of our core operating business plan or representative of our overall long-term operating performance, based on a number of factors, including the nature of the item and/or the frequency with which it occurs. We believe that these adjustments provide a more representative view of EBITDA from our core operating business and allow for more meaningful comparisons.
(b)Primarily comprised of gains and losses from foreign currency movements and marketable securities. Amounts from period to period will not be comparable due to unpredictable fluctuations in these gains and losses.
(c)Adjustments to include cash distributions received from the Managed Programs in place of our pro rata share of net income from our ownership in the Managed Programs.
(d)Adjusted EBITDA is a non-GAAP measure. See the Disclosures Regarding Non-GAAP and Other Metrics section that follows for a description of our non-GAAP measures.

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W. P. Carey Inc.
Appendix – Fourth Quarter 2021

Disclosures Regarding Non-GAAP and Other Metrics

Non-GAAP Financial Disclosures
FFO and AFFO
Due to certain unique operating characteristics of real estate companies, as discussed below, NAREIT, an industry trade group, has promulgated a non-GAAP measure known as FFO, which we believe to be an appropriate supplemental measure, when used in addition to and in conjunction with results presented in accordance with GAAP, to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental non-GAAP measure. FFO is not equivalent to, nor a substitute for, net income or loss as determined under GAAP.
We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as restated in December 2018. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property, impairment charges on real estate, gains or losses on changes in control of interests in real estate and depreciation and amortization from real estate assets; and after adjustments for unconsolidated partnerships and jointly owned investments. Adjustments for unconsolidated partnerships and jointly owned investments are calculated to reflect FFO.
We also modify the NAREIT computation of FFO to adjust GAAP net income for certain non-cash charges, such as amortization of real estate-related intangibles, deferred income tax benefits and expenses, straight-line rent and related reserves, other non-cash rent adjustments, non-cash allowance for credit losses on loans receivable and direct financing leases, stock-based compensation, non-cash environmental accretion expense, amortization of discounts and premiums on debt and amortization of deferred financing costs. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but have no impact on cash flows. Additionally, we exclude non-core income and expenses, such as gains or losses from extinguishment of debt and merger and acquisition expenses. We also exclude realized and unrealized gains/losses on foreign currency exchange transactions (other than those realized on the settlement of foreign currency derivatives), which are not considered fundamental attributes of our business plan and do not affect our overall long-term operating performance. We refer to our modified definition of FFO as AFFO. We exclude these items from GAAP net income to arrive at AFFO as they are not the primary drivers in our decision-making process and excluding these items provides investors a view of our portfolio performance over time and makes it more comparable to other REITs that are currently not engaged in acquisitions, mergers and restructuring, which are not part of our normal business operations. AFFO also reflects adjustments for unconsolidated partnerships and jointly owned investments. We use AFFO as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies and determine executive compensation.
We believe that AFFO is a useful supplemental measure for investors to consider as we believe it will help them to better assess the sustainability of our operating performance without the potentially distorting impact of these short-term fluctuations. However, there are limits on the usefulness of AFFO to investors. For example, impairment charges and unrealized foreign currency losses that we exclude may become actual realized losses upon the ultimate disposition of the properties in the form of lower cash proceeds or other considerations. We use our FFO and AFFO measures as supplemental financial measures of operating performance. We do not use our FFO and AFFO measures as, nor should they be considered to be, alternatives to net income computed under GAAP, or as alternatives to net cash provided by operating activities computed under GAAP, or as indicators of our ability to fund our cash needs.
Same Store Pro Rata Rental Income
Same store pro rata rental income is a non-GAAP financial measure that is intended to reflect the performance of our net leased properties. We define this as contractual rents from our leased properties. Same store rental income excludes reimbursable tenant costs, amortization of intangibles and straight-line rent adjustments that are included in GAAP lease revenues. We present same store rental income on a pro rata basis to account for our share of income related to unconsolidated joint ventures and noncontrolling interests. We believe that same store pro rata rental income is a helpful measure that both investors and management can use to evaluate the financial performance of our leased properties. Same store pro rata rental income should not be considered as an alternative to lease revenues as an indication of our financial performance or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present same store rental income and/or same store pro rata rental income may not be directly comparable to the way other REITs present such metrics.

Pro Rata Cash NOI
Cash net operating income (“cash NOI”) is a non-GAAP financial measure that is intended to reflect the performance of our net leased and operating properties. We define cash NOI as cash rents from our leased and operating properties less non-reimbursable property expenses. Cash NOI excludes amortization of intangibles and straight-line rent adjustments that are included in GAAP lease revenues. We present cash NOI on a pro rata basis (“pro rata cash NOI”) to account for our share of income related to unconsolidated joint ventures and noncontrolling interests. We believe that pro rata cash NOI is a helpful measure that both investors and management can use to evaluate the financial performance of our leased and operating properties and it allows for comparison of our operating performance between periods and to other REITs. Pro rata cash NOI should not be considered as an alternative to net income as an indication of our financial performance or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present cash NOI and/or pro rata cash NOI may not be directly comparable to the way other REITs present such metrics.

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W. P. Carey Inc.
Appendix – Fourth Quarter 2021

Normalized Pro Rata Cash NOI
Normalized pro rata cash NOI is pro rata cash NOI as defined above adjusted primarily to exclude our pro rata share of cash NOI from properties disposed of during the most recent quarter and to include a full quarter of pro rata cash NOI related to properties acquired or capital investments and commitments completed during the period, as applicable. We believe this measure provides a helpful representation of our net operating income from our in-place leased and operating properties.
Adjusted EBITDA
We believe that EBITDA is a useful supplemental measure to investors and analysts for assessing the performance of our business segments because (i) it removes the impact of our capital structure from our operating results and (ii) it is helpful when comparing our operating performance to that of companies in our industry without regard to such items, which can vary substantially from company to company. Adjusted EBITDA as disclosed represents EBITDA, modified to include other adjustments to GAAP net income for certain non-cash charges, such as impairments, non-cash rent adjustments and unrealized gains and losses from our hedging activity. Additionally, we exclude gains and losses on sale of real estate, which are not considered fundamental attributes of our business plans and do not affect our overall long-term operating performance. We exclude these items from adjusted EBITDA as they are not the primary drivers in our decision-making process. Adjusted EBITDA reflects adjustments for unconsolidated partnerships and jointly owned investments. Our assessment of our operations is focused on long-term sustainability and not on such non-cash and non-core items, which may cause short-term fluctuations in net income but have no impact on cash flows. We believe that adjusted EBITDA is a useful supplemental measure to investors and analysts, although it does not represent net income that is computed in accordance with GAAP. Accordingly, adjusted EBITDA should not be considered as an alternative to net income or as an indicator of our financial performance. EBITDA and adjusted EBITDA as calculated by us may not be comparable to similarly titled measures of other companies.
Cash Interest Expense
Cash interest expense is a non-GAAP financial measure equal to interest expense calculated in accordance with GAAP, plus capitalized interest and other non-cash amortization expense, less amortization of deferred financing costs and debt premiums/discounts, adjusted for pro rata ownership. See the definition of cash interest expense coverage ratio below for a reconciliation of cash interest expense to its most directly compared GAAP measure, interest expense.
Cash Interest Expense Coverage Ratio
Cash interest expense coverage ratio is a non-GAAP financial measure representing the ratio of Adjusted EBITDA to cash interest expense on a trailing 12 months basis. We believe this ratio is useful to investors as a supplemental measure of our ability to satisfy fixed interest expense obligations. Cash interest expense for the trailing 12 months as of December 31, 2021 is equal to $192.0 million, comprised of interest expense calculated in accordance with GAAP ($196.8 million), plus capitalized interest ($2.5 million) and other non-cash amortization expense ($0.7 million), less amortization of deferred financing costs and debt premiums/discounts ($13.5 million), adjusted for pro rata ownership ($5.5 million).
Other Metrics
Pro Rata Metrics
This supplemental package contains certain metrics prepared on a pro rata basis. We refer to these metrics as pro rata metrics. We have a number of investments, usually with our affiliates, in which our economic ownership is less than 100%. On a full consolidation basis, we report 100% of the assets, liabilities, revenues and expenses of those investments that are deemed to be under our control or for which we are deemed to be the primary beneficiary, even if our ownership is less than 100%. Also, for all other jointly owned investments, which we do not control, we report our net investment and our net income or loss from that investment. On a pro rata basis, we present our proportionate share, based on our economic ownership of these jointly owned investments, of the assets, liabilities, revenues and expenses of those investments. Multiplying each of our jointly owned investments’ financial statement line items by our percentage ownership and adding or subtracting those amounts from our totals, as applicable, may not accurately depict the legal and economic implications of holding an ownership interest of less than 100% in our jointly owned investments.
ABR
ABR represents contractual minimum annualized base rent for our net-leased properties and reflects exchange rates as of December 31, 2021. If there is a rent abatement, we annualize the first monthly contractual base rent following the free rent period. ABR is not applicable to operating properties and is presented on a pro rata basis.

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